UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material Pursuant to § 240.14a-12
VALEANT PHARMACEUTICALS INTERNATIONAL

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April 24, 2007

To the Stockholders of
Valeant Pharmaceuticals International:

You are cordially invited to attend Valeant Pharmaceutical International’s 2007 Annual Meeting of Stockholders to be held at 1:00 p.m. on Tuesday, May 22, 2007 at the Newport Beach Marriott Hotel located at 900 Newport Center Drive, Newport Beach, California 92660. At the meeting, we will vote on the matters set forth in the accompanying notice of annual meeting and proxy statement, as well as address any other business matters that may properly come before the meeting.

We encourage you to vote so that your shares will be represented at the meeting. Information on how you may vote your shares appears on the enclosed proxy card.

Sincerely,

Robert A. Ingram
Chairman of the Board

VALEANT PHARMACEUTICALS INTERNATIONAL
One Enterprise
Aliso Viejo, California 92656

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2007

To the Stockholders of
Valeant Pharmaceuticals International:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Valeant Pharmaceuticals International, a Delaware corporation (our “Company”), will be held at the Newport Beach Marriott Hotel located at 900 Newport Center Drive, Newport Beach, California 92660, on May 22, 2007, at 1:00 p.m., local time, for the following purposes:

1. To elect three directors to hold office until the 2010 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm (the “accounting firm”) for our Company for the fiscal year ending December 31, 2007.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The record date for the meeting is April 10, 2007. Only stockholders of record at the close of business on April 10, 2007 will be entitled to notice of and to vote, in person or by proxy, at the meeting and any adjournments or postponements thereof.

The proxy statement that accompanies this Notice of Annual Meeting of Stockholders (the “Proxy Statement”) contains additional information regarding the proposals to be considered at the Annual Meeting, and Stockholders are encouraged to read it in its entirety. Our 2006 Annual Report and Form 10-K accompany this Proxy Statement.

As set forth in the Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of our Company. All proposals set forth above are proposals of the Board of Directors. It is expected that these materials will be first mailed to stockholders on or about April 24, 2007.

All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Please complete, date, sign and return the accompanying proxy in the enclosed, postage-paid envelope, or vote over the telephone or the Internet as instructed by these materials, as promptly as possible, whether or not you plan to attend the Annual Meeting.  Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. Please note however that if your shares are held of record by a broker or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the Proxy Statement.

By Order of the Board of Directors,

Christina de Vaca
Secretary

Dated: April 24, 2007

i

VALEANT PHARMACEUTICALS INTERNATIONAL
One Enterprise
Aliso Viejo, California 92656

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2007

This Proxy Statement is being mailed on or about April 24, 2007 to stockholders of record at the close of business on April 10, 2007 (the “Record Date”) of Valeant Pharmaceuticals International (our “Company” or “Valeant”) in connection with the solicitation of proxies by the Valeant Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, May 22, 2007, and any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

METHOD OF VOTING

Stockholders can vote by proxy by means of the mail, telephone or the Internet, or by attending the Annual Meeting and voting in person. A proxy card (the “Proxy”) is enclosed. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you vote by telephone or over the Internet, you do not need to return the Proxy. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 5:00 p.m., Eastern Time, on May 21, 2007. Robert A. Ingram and Christina de Vaca, together and separately, are the designated proxyholders (the “Proxyholders”). If you hold shares of our common stock in “street name,” you must either instruct your broker or nominee as to how to vote such shares or obtain a proxy, executed in your favor by the broker or nominee, to be able to vote at the Annual Meeting.

•	Voting by Mail. If you choose to vote by mail, simply mark the enclosed Proxy and complete, sign, date and mail it in the postage-paid envelope provided. The Proxy must be completed, signed and dated by you or your authorized representative.

•	Voting by Telephone. You can vote by calling the toll-free telephone number on the Proxy. Voice prompts will instruct you to vote your shares and confirm that your vote has been properly recorded.

•	Voting over the Internet. You can vote on the Internet at http://proxy.georgeson.com/. As with telephone voting, you can confirm that your vote has been properly recorded.

•	Voting in Person at the Annual Meeting. If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring to the meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

When a Proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon. You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of the Board of Directors’ nominees and “FOR” the ratification of the appointment of

PricewaterhouseCoopers LLP, as independent registered public accounting firm for the fiscal year ending December 31, 2007, and in accordance with the recommendations of the Board of Directors as to any other matter that may properly be brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

If shares are held by a broker or other intermediary, you must either instruct the broker or intermediary as to how to vote such shares or obtain a proxy, executed in your favor by your broker or intermediary, to be able to vote such shares at the Annual Meeting in person or by proxy.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

REVOCABILITY OF PROXIES

A stockholder who executes and returns the enclosed Proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, at our address, by revoking it in person at the Annual Meeting, or by voting at the Annual Meeting. Stockholders may also revoke a prior Proxy by executing a later-dated Proxy and submitting it to the Secretary of the Company prior to commencement of the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned the enclosed Proxy does not alone revoke the Proxy. You should consult with your broker or other intermediary concerning the method of revoking their Proxy.

VOTING RIGHTS

Only stockholders of record at the close of business on April 10, 2007 (each a “Stockholder”) will be entitled to notice of and to vote, in person or by proxy, at the Annual Meeting. As of the close of business on April 10, 2007, there were 94,820,820 shares of our common stock, par value $.01 per share (the “Common Stock”) outstanding and entitled to vote, held of record by approximately 4,956 Stockholders, each of which shares is entitled to one vote, in person or by proxy, at the Annual Meeting.

A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions and “broker non-votes” (as defined below) will be counted for purposes of determining the presence of a quorum.

Brokers holding Common Stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a Proxy to vote the Common Stock at his discretion in the election of directors or the appointment of the independent registered public accounting firm. However, brokers or nominees do not have discretion to vote on certain non-discretionary items without specific instructions from the beneficial owner. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

For Proposal No. 1, election of directors, each candidate is elected by the vote of the majority of the votes cast with respect to that candidate. “A majority of the votes cast” means that the number of votes cast “For” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election (excluding abstentions). For more information, see “Proposal No. 1 — Election of Directors; Information Concerning Company Nominees and Directors.” Accordingly, only votes “For” or “Withheld” will affect the outcome. Abstentions and broker non-votes will have no effect. Our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated Bylaws (the “Bylaws”) divide our Board of Directors into three classes, with each class to be elected for a three-year term on a staggered basis. Our Certificate of Incorporation and Bylaws do not permit cumulative voting.

To be approved, Proposal No. 2 must receive a “For” vote from holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Certificate of Incorporation of our Company provides that the Board of Directors (the “Board”) be divided into three classes of directors. There are three directors in the class whose term of office expires in 2007 and three directors can be elected at the Annual Meeting, each to serve until the 2010 Annual Meeting of Stockholders or until his or her respective successor is elected and qualified. Upon the recommendation of the Corporate Governance/Nominating Committee, the Board nominated for election as directors at the Annual Meeting: Norma Ann Provencio, Timothy C. Tyson and Elaine Ullian. Mr. Tyson and Ms. Ullian are currently directors of our Company who were previously elected by stockholders. Ms. Provencio has not previously served as a director of our Company. Each nominee has indicated his or her willingness to serve and, unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the Boards’ nominees. If for any reason one or more nominees should not be available for election or be unable to serve as directors at the time of the Annual Meeting or any continuation, postponement or adjournment thereof, the accompanying Proxy will be voted for the election of such other persons, if any, as the Board may nominate. The Board has no reason to believe that any nominee will be unavailable for election or unable to serve.

Each director is elected by the vote of the majority of the votes cast with respect to that director. “A majority of the votes cast” means that the number of votes cast “For” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election (excluding abstentions). In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must tender an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast, and (ii) acceptance of the resignation by the Board. Each incumbent nominee has tendered his or her contingent resignation. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the Corporate Governance/Nominating Committee shall make a recommendation to the Board as to whether to accept or reject the resignation tendered in connection therewith, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Corporate Governance/Nominating Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. If the incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the end of his or her term of office and until his or her successor shall have been elected and qualified or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, or if a nominee is not an incumbent director and such nominee is not elected, then the Board, in its sole discretion, may fill any resulting vacancy or may seek to decrease the authorized number of directors in accordance with the Certificate of Incorporation.

Apart from the three nominees recommended by the Board, no other persons have been nominated for election as directors. Procedures to be used by a Stockholder submitting a nomination for the Board for next year’s annual meeting are provided under the caption “Other — Stockholder Proposals and Director Nominations for the 2008 Annual Meeting.”

The Board of Directors of our Company recommends that the Stockholders vote FOR the election of the three nominees for director proposed by your Board: Norma Ann Provencio, Timothy C. Tyson and Elaine Ullian.

INFORMATION CONCERNING COMPANY NOMINEES AND DIRECTORS

The Board presently consists of seven members and two vacancies in the class of 2008. Our Certificate of Incorporation and Bylaws divide the Board into three equal classes, with each class elected to a three-year term on a staggered basis. Accordingly, at each annual meeting, the terms of one-third of the Directors expire and the stockholders elect their successors. Under the current Certificate of Incorporation, if a Director ceases to serve before his or her term expires, the Board will appoint a new director to serve out the remainder of the term, as a member of the class of the director he or she succeeded. The Board also has the power to appoint directors to fill vacancies created by new directorships if the Board increases in size.

Each of Timothy C. Tyson and Elaine Ullian has served as a director of our Company since 2004 and is standing for election for a term expiring in 2010. Norma Ann Provencio has not previously served as a director of our Company. Edward A. Burkhardt has served as director of our Company since 2001 and is not standing for re-election upon expiration of his term at the Annual Meeting.

Richard H. Koppes is serving until the 2008 Annual Meeting of Stockholders. Lawrence N. Kugelman, Robert A. Ingram and Theo Melas-Kyriazi are serving until the 2009 Annual Meeting of Stockholders.

The Corporate Governance/Nominating Committee of the Board considers the qualifications of potential candidates for election as directors and recommends candidates to the Board. The members of the Corporate Governance/Nominating Committee are Messrs. Koppes, Ingram and Ms. Ullian. The Corporate Governance/Nominating Committee reviewed the background, qualifications and performance of the three directors standing for election. Ms. Ullian recused herself as to her own nomination. The Corporate Governance/Nominating Committee also sought assistance from the firm of Spencer Stuart, a third-party search firm, in identifying potential candidates, for which a fee was paid.

The Corporate Governance/Nominating Committee made its report to the Board on April 16, 2007. Following that report, the Board determined that it would be in the best interests of our Company and our Stockholders to nominate Mr. Tyson, Ms. Ullian and Ms. Provencio as directors to be elected at the Annual Meeting. Mr. Tyson and Ms. Ullian each recused themselves as to his or her own nomination.

Set forth below with respect to each director or nominee is certain personal information, including such person’s present principal occupation, recent business experience and age, the year such person commenced service as a director of our Company and other public company directorships held by such person.

		Year First
		Serving as
Name and Principal Occupation	Age	Director	Other Public Company Directorships

Nominees For Election
NORMA ANN PROVENCIO Ms. Provencio has been president and owner of Provencio Advisory Services, Inc., a healthcare financial and operational consulting firm since October 2003. From May 2002 to September 2003, she was Partner-in-Charge of the Healthcare Industry for the Pacific Southwest for KPMG LLP. From 1979 to May 2003, she was with Arthur Andersen, and was Partner-in-Charge of Arthur Andersen’s Pharmaceutical, Biomedical and Healthcare Practice for the Pacific Southwest from November 1995 to May 2002.	49	—	Signalife, Inc. (Chair of the Audit Committee and member of Nominations and Qualifications Committee)
TIMOTHY C. TYSON
Mr. Tyson has been the President of our Company since November 2002 and Chief Executive Officer since January 2005. From November 2002 to December 2004, he served as Chief Operating Officer of our Company. From June 1998 through November 2002, Mr. Tyson served as President of Global Manufacturing and Supply for GlaxoSmithKline plc. From February 1992 through June 1998, he held various senior management positions at GlaxoSmithKline, including Vice President, General Manager Glaxo Dermatology and Cerenex Division; Vice President, General Manager Marketing and Vice President, General Manager Business Operations.
	55	2004
ELAINE ULLIAN(a)(b) Ms. Ullian has been the President and Chief Executive Officer of Boston Medical Center since July 1996. From April 1994 through July 1996, Ms. Ullian was the President and Chief Executive Officer of Boston University Medical Center Hospital. From January 1987 through March 1994, she was the President and Chief Executive Officer of Faulkner Hospital.	59	2004	Thermo Fisher Scientific (Presiding Director, member of Audit Committee, Compensation Committee and Executive Committee); Vertex Pharmaceuticals (member of Compensation Committee)

		Year First
		Serving as
Name and Principal Occupation	Age	Director	Other Public Company Directorships

Directors Whose Terms Expire in 2008
RICHARD H. KOPPES(a)(c)
Mr. Koppes has been Of Counsel to the law firm of Jones Day since August 1996, and is Co-Director of Executive Education Programs at Stanford University School of Law. From May 1986 through July 1996, Mr. Koppes held several positions with the California Public Employees’ Retirement System (CalPERS) including General Counsel, Interim Chief Executive Officer and Deputy Executive Officer. He has also been an officer of the National Association of Public Pension Attorneys (NAPPA) for the past nine years. He is also on the Boards of Investor Research Responsibility Center Institute (IRRCI) and the Society of Corporate Secretaries and Governance Professionals.
	60	2002	Apria Healthcare Group Inc. (Chairman of Compliance Committee and member of Corporate Governance and Nominating Committee)
Directors Whose Terms Expire in 2009
ROBERT A. INGRAM(a)(b)
Mr. Ingram has been the Vice Chairman Pharmaceuticals of GlaxoSmithKline plc, a pharmaceutical research and development company, since January 2003. Mr. Ingram was the Chief Operating Officer and President, Pharmaceutical Operations, of GlaxoSmithKline plc from January 2001 to January 2003. He was Chief Executive of Glaxo Wellcome plc from October 1997 to December 2000 and Chairman of Glaxo Wellcome Inc., Glaxo Wellcome plc’s U.S. subsidiary, from January 1999 to December 2000. Mr. Ingram was President and Chief Executive Officer of Glaxo Wellcome Inc. from October 1997 to January 1999. Mr. Ingram is also a member of the Board of Advisors for the H. Lee Moffitt Cancer Center and Research Institute.
	64	2003	Edwards Life Sciences Corporation (member of Audit Committee); Lowe’s Companies, Inc. (member of Governance Committee and Compensation Committee); Wachovia Corporation (member of Executive Committee, Compensation Committee and Nominating and Governance Committee); OSI Pharmaceuticals, Inc. (Chairman of the Board, Chairman of Nominating Committee, and member of Compensation Committee); Allergan Inc. (Chairman of Corporate Governance Committee and member of Organization and Compensation Committee)
LAWRENCE N. KUGELMAN(b)(c) Mr. Kugelman is a healthcare consultant and private investor. From December 1995 through October 1996, Mr. Kugelman was President, Chief Executive Officer and Director of Coventry Health Care, Inc., a managed care organization. From 1980 through 1992, he served as a Chief Executive Officer of several HMOs and managed healthcare organizations in the United States.	64	2002	Coventry Health Care, Inc. (Chairman of Audit Committee)

		Year First
		Serving as
Name and Principal Occupation	Age	Director	Other Public Company Directorships

THEO MELAS-KYRIAZI(b)(c) Mr. Melas-Kyriazi has been the Chief Financial Officer of Levitronix LLC since July 2006. He was the Chief Financial Officer of Thermo Electron Corporation from January 1999 through October 2004. Mr. Melas-Kyriazi was a Vice President of Thermo Electron Corporation from February 1998, and was Treasurer of Thermo Electron Corporation and all of its publicly traded subsidiaries from May 1988 to June 1994.	47	2003	Cyberkinetics Neurotechnology Systems, Inc. (member of Audit Committee and Compensation Committee); Glenrose Instruments Inc. (member of Compensation Committee)
Director Whose Term Expires in 2007 Who Is Not Standing for Re-election
EDWARD A. BURKHARDT(c)
Mr. Burkhardt has been the President of Rail World, Inc. since August 1999. From October 1987 through August 1999, Mr. Burkhardt held a number of positions with Wisconsin Central Transportation Corporation, including Chairman, President and Chief Executive Officer.	68	2001	PolyMedica Corporation (member of Audit Committee and Governance Committee)

(a)	Member of the Corporate Governance/Nominating Committee.

(b)	Member of the Compensation Committee.

(c)	Member of the Finance and Audit Committee.

None of the directors or nominees for director were selected pursuant to any arrangement or understanding. None of the directors or nominees for directors is related by blood, marriage or adoption to one another or to any other executive officer of our Company.

GOVERNANCE

The Board is committed to sound and effective corporate governance practices with the goal of ensuring the Company’s financial strength and overall business success. The Board adopted and adheres to governance guidelines consistent with the highest ethical standards and legal requirements. Our governance practices are regularly assessed against those practices suggested by recognized governance authorities and are updated to maintain alignment with stockholder interests and accepted key governance best practices.

Director Nomination Process

The Corporate Governance/Nominating Committee is responsible for the selection of director nominees to fill new or vacant positions for the Board. The Corporate Governance/Nominating Committee seeks appropriate candidates through various sources, including other non-management directors and search firms to which reasonable fees are paid for their assistance. In addition to the review and evaluation of potential new candidates, the Corporate Governance/Nominating Committee assesses the qualifications of incumbent directors based on the same factors, as well as a director’s performance prior to their re-election.

Essential criteria for all candidates considered by the committee include the following: integrity and ethical behavior; maturity; management experience and expertise; independence and diversity of thought; broad business or professional experience; and an understanding of business, corporate governance and financial affairs and the complexities of business organizations. In the case of director nominees, the Corporate Governance/Nominating Committee also determines whether the nominee is independent in accordance with several standards, i.e. New York Stock Exchange listing standards and the Securities and Exchange Commission rules and regulations.

Additionally, the Corporate Governance/Nominating Committee considers stockholder candidates submitted to the attention of the Corporate Secretary, together with appropriate biographical information as outlined under the caption “Other — Stockholder Proposals and Director Nominations for the 2008 Annual Meeting” included in this Proxy Statement. Stockholder nominations that comply with these procedures and that meet the criteria outlined above will receive the same consideration that the Corporate Governance/Nominating Committee’s candidates receive.

Communication with the Board of Directors

Stockholders and other interested parties may contact our Company’s directors in writing, as a group or individually, by directing their correspondence to the attention of the Chief Governance Officer and Corporate Secretary, Valeant Pharmaceuticals International, One Enterprise, Aliso Viejo, California 92656. Stockholders and other interested parties may also contact our Company’s directors by calling our Company’s helpline in the United States and Canada at (800) 461-9330, or internationally at (720) 514-4400 (collect calls accepted). The Corporate Secretary will log incoming information and forward appropriate messages promptly to the director(s). Communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.

Certain items that are unrelated to the duties and responsibilities of the Board will not be distributed to the Board, such as mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is inappropriate or unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any non-employee director upon request.

Communications that include information better addressed by the Finance and Audit Committee will be addressed directly by that Committee.

This communications process has been approved by the Board and is available on our Company website referenced at the end of this section.

Annual Meeting of Stockholders

The Board considers it important for its members to be present and available to stockholders at our Company’s Annual Meeting. Directors are therefore expected to attend the Company’s Annual Meeting. All of our Board members were in attendance at the 2006 annual meeting except for two directors who had unavoidable conflicts.

Independent Chairman

In August 2006, Mr. Ingram was appointed Chairman of the Board. This action eliminated the need for a Lead Director because Mr. Ingram is an independent chairman. In this role Mr. Ingram also chairs the Board’s regularly scheduled non-management executive sessions. Additionally, Mr. Ingram works with the Chief Executive Officer to establish the Board’s meeting agendas.

Director Independence

The Board has adopted certain specific categorical standards for determining whether a director has a material relationship with our Company, either directly or as a partner, stockholder or officer of an organization, its parent or a consolidated subsidiary that has a relationship with us. These guidelines are set forth in our Corporate Governance Guidelines, which are included as Annex A to this Proxy Statement. A director will be deemed independent upon affirmative determination by the Board that he or she meets the independence requirements established in the New York Stock Exchange listing standards, applicable Securities and Exchange Commission rules and our Corporate Governance Guidelines.

The Board has determined that the following directors are independent as defined in the New York Stock Exchange listing standards: Messrs. Burkhardt, Ingram, Koppes, Kugelman, Melas-Kyriazi and Ms. Ullian. The Board has also determined that the non-incumbent nominee, Ms. Provencio, is independent. Additionally, each of the members of our Finance and Audit, Compensation and Corporate Governance/Nominating Committees has no material relationship with our Company and meets the New York Stock Exchange director independence standards and applicable Securities and Exchange Commission rules.

Governance Initiatives/ Processes Update

•	Majority Voting. A revision to our Company Bylaws was approved by the Board and implemented to require that, beginning with the 2007 election, a nominee receive a majority of the votes present in person or represented by proxy and entitled to vote at an election of directors in order to be elected to the Board. The amendment is effectuated by having each nominee submit, prior to the election, a binding, irrevocable letter of resignation effective only if the nominee does not receive a majority of the votes present in person or represented by proxy and entitled to vote.

•	Executive Stock Ownership Guidelines. The Board approved an “exercise and hold” policy that requires that shares equaling 50% of the post-exercise, after-tax value of options exercised related to option grants made to certain executives on or after October 31, 2006, be held for a period of at least two years following the exercising of options.

•	Board Assessment Methodology and Workplan. The Board, Committee and director assessment process, which was initiated in 2003, continues to evolve. Consistent with the methodology approved in the four-year Workplan (see Annex B), the individual director reviews were implemented in 2006 as a new and final component of the Workplan.

Code of Business Conduct and Ethics

The Code of Business Conduct and Ethics applies to all of our directors, officers and employees and sets forth the ethical and legal principles required to be followed in conducting business on behalf of our Company. The Board also adopted a Code of Ethics for our Chief Executive Officer and senior level financial executives as a supplement to the Code of Business Conduct and Ethics, which is intended to promote honest and ethical conduct, as well as full and accurate reporting, and compliance with applicable laws. Our Corporate Compliance Officer oversees Code- related matters and receives any report received via our Company’s helpline. Our compliance process is fully outlined on our website. Interested parties may call the helpline at (800) 461-9330 in the United States and Canada, or internationally at (720) 514-4400 (collect calls accepted).

Company Website

Key documents such as Corporate Governance Guidelines, Board Committee Charters, the Code of Business Conduct and Ethics, the Code of Ethics for our Chief Executive Officer and senior level financial executives are reviewed annually and updated by the corresponding Committees and the Board of Directors. Each of these documents and information regarding stockholder communications with the Board can be found on our website at www.valeant.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive or director, we will promptly disclose the nature of the amendment or waiver on its website. A written copy of any of these documents will be provided to any stockholder upon request to the Chief Governance Officer and Corporate Secretary or to the Vice President of Investor Relations, Valeant Pharmaceuticals International, One Enterprise, Aliso Viejo, California 92656.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The following table describes the current members of each Committee, its Chairman, its primary responsibilities and the number of meetings held in 2006. The Committees are composed of non-employee, independent directors, as defined under the rules promulgated by the New York Stock Exchange and the Securities and Exchange Commission and adopted by the Board. All directors serve on one or more Committees of the Board, except Mr. Tyson.

Committee/Members	Primary Responsibilities	Meetings Held
FINANCE AND AUDIT Theo Melas-Kyriazi (Chairman) Edward Burkhardt Richard Koppes Lawrence Kugelman
• Oversee our financial controls and reporting processes
• Select independent accounting firm and review the scope and timing of the audits
• Review annual financial statements and audit results
• Review quarterly financial statements and quarterly earnings releases
• Review internal control over financial reporting including the independent accounting firm’s and management’s assessment
• Oversee compliance with our Code of Conduct and conflicts of interest outside jurisdiction of Corporate Governance/Nominating Committee
• Annually review adequacy of the Committee charter
Twelve
COMPENSATION Elaine Ullian (Chairman)(1) Lawrence Kugelman Robert Ingram Theo Melas-Kyriazi(2)
• Administer our annual incentives and long-term incentive plans
• Review and adopt major compensation plans, including Board compensation
• Approve compensation for the chief executive officer, corporate officers and certain senior management
• Annually review adequacy of the Committee charter
Seven
[1] The Committee chairman was changed from Mr. Kugelman to Ms. Ullian in May 2006.
2 Mr. Melas-Kyriazi was appointed to the Committee in October 2006.
CORPORATE GOVERNANCE/ NOMINATING Richard Koppes (Chairman) Robert Ingram Elaine Ullian
• Develop and recommend to the Board corporate governance guidelines applicable to the Board and our Company
• Review and recommend changes to our corporate governance guidelines when appropriate
• Monitor implementation of the guidelines
• Assist in succession planning
• Review possible conflicts of interest of Board members and Company management
• Make recommendations regarding the appropriate size and effectiveness of the Board
• Identify new Director candidates to fill new or vacant positions
• Evaluate incumbent Directors
• Recommend nominees to the Board of Directors for election
• Annually review adequacy of the Committee charter
Nine

The Board met twenty-seven times during 2006. All of the directors attended at least 75% of the Board meetings. In addition, all committee members attended at least 75% of the committee meetings on which they serve.

EXECUTIVE OFFICERS

The executive officers of our Company are as follows:

Name	Age	Title

Timothy C. Tyson	55	President and Chief Executive Officer
Peter J. Blott	45	Chief Financial Officer
Bary G. Bailey	48	Executive Vice President
Wesley P. Wheeler	50	President, North America/Research and Development
Charles J. Bramlage	46	President, Europe/Middle East/Africa
Eileen C. Pruette	48	Executive Vice President and General Counsel and Executive Vice President of Human Resources

TIMOTHY C. TYSON has been our President since November 2002 and Chief Executive Officer since January 2005. He served as our Chief Operating Officer from November 2002 to December 2004. Mr. Tyson served as President of Global Manufacturing and Supply for GlaxoSmithKline plc from June 1998 to November 2002. In that capacity, he was responsible for managing 115 manufacturing sites and 42,000 employees in 42 countries. From February 1992 through June 1998, he held various senior management positions at GlaxoSmithKline, including Vice President, General Manager Glaxo Dermatology and Cerenex Division; Vice President, General Manager Marketing and Vice President, General Manager Business Operations. At GlaxoSmithKline plc, he managed two divisions, launched 32 pharmaceutical products and managed its 5,000 person U.S. sales force.

PETER J. BLOTT has been our Chief Financial Officer since March 2007. He served as our Senior Vice President, Group Financial Controller from March 2004 to March 2007. Prior to that, he served as our Vice President, Operations Finance from July 2003 to February 2004. With 20 years of finance and accounting experience, Mr. Blott oversaw Operations Finance, Financial Consolidations and Reporting, and Accounting Shared Services for us. Mr. Blott has an extensive background in accounting and operations in the pharmaceutical industry. From January 2002 to June 2003, Mr. Blott served as Head of Finance and Logistics for Otsuka Pharmaceuticals Europe. Prior to that he worked for over ten years at GlaxoSmithKline (formerly Glaxo Wellcome), where he held a number of management and financial positions within various manufacturing, commercial and head office operations. Mr. Blott is a U.K. Chartered Accountant, qualifying with Coopers & Lybrand in London, England.

BARY G. BAILEY served as our Executive Vice President and Chief Financial Officer from December 2002 to March 2007. Mr. Bailey remains as an Executive Vice President with us through a May 31, 2007 transition date. Mr. Bailey served as Executive Vice President, Pharmacy and Technology of PacifiCare Health Systems, Inc., a provider of managed care services to approximately 5 million members, from July 2000 to December 2002. In that capacity, Mr. Bailey was responsible for managing approximately 1,500 employees in both operations and technology. From May 1995 to July 2000, he was Executive Vice President and Chief Financial Officer of Premier, Inc.

WESLEY P. WHEELER has been the President of North American operations and Global Commercial Development since February 2003 and our President, Research and Development since April 2006. Mr. Wheeler is responsible for our regional operations in the United States and Canada. He is also responsible for our commercial development activities, global marketing functions and research and development functions. Prior to joining us, Mr. Wheeler had extensive management experience in the pharmaceutical industry. From January 2002 to February 2003, Mr. Wheeler served as President and Chief Executive Officer of DSM Pharmaceuticals Inc., a leading contract manufacturer of prescription pharmaceuticals and biopharmaceuticals and a subsidiary of its Dutch parent, DSM. From 1998 to 2002, Mr. Wheeler was the Senior Vice President of Global Logistics and Strategy for GlaxoSmithKline plc. From 1997 to 1998, Mr. Wheeler was Vice President of Marketing at Glaxo Wellcome.

CHARLES J. BRAMLAGE has been President of our European operations since September 2003 and President of Operations for Middle East and Africa since April 2006. He is responsible for our European, Middle Eastern and African markets. Mr. Bramlage has more than 20 years of pharmaceutical experience with a strong background in marketing and sales. From April 2001 to September 2003, Mr. Bramlage held senior executive positions, including most recently as President and Chief Executive Officer, at BattellePharma, Inc., a specialty pharmaceutical company developing products using new inhalation technology and now known as Ventaira Pharmaceuticals, Inc. From April 1992 to April 2001, Mr. Bramlage held various marketing and sales positions at GlaxoSmithKline plc, including Vice President of Respiratory Global Commercial Development and Vice President of U.S. Respiratory and Cardiovascular Marketing.

EILEEN C. PRUETTE has been our Executive Vice President and General Counsel since April 2003 and our Executive Vice President of Human Resources since April 2006. Ms. Pruette served as Vice President, U.S. Legal and Global Intellectual Property for Sony Ericsson Mobile Communications from October 2001 to March 2003. Ms. Pruette served as General Counsel at Ericsson Inc. for a number of operating groups from January 1996 to October 2001. From June 1990 to January 1995, Ms. Pruette served at GlaxoSmithKline, where she provided legal support for commercial operations while rendering regulatory, commercial and employment law counsel.

None of the executive officers were selected pursuant to any arrangement or understanding. None of the executive officers are related by blood, marriage or adoption to one another or to any director or nominee for director of our Company.

OWNERSHIP OF OUR COMPANY’S SECURITIES

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and the percentage of shares owned beneficially by those holders of our Common Stock known to us to be beneficial owners of more than 5% of the outstanding shares of our Common Stock as of March 31, 2007.

	Number of Shares
	and Nature of
	Beneficial		Percentage of
Identity of Owner or Group	Ownership		Class(1)

ValueAct Capital Management, L.P.	13,241,300	(2)	14.0%
435 Pacific Avenue, San Francisco, CA 94133
T. Rowe Price Associates, Inc.	12,332,210	(3)	13.0%
100 E. Pratt Street, Baltimore, MD 21202
Iridian Asset Management LLC	8,960,815	(4)	9.5%
276 Post Road West, Westport, CT 06880
Loomis, Sayles & Co., L.P.	7,670,958	(5)	8.1%
One Financial Center, Boston, MA 02111
Franklin Mutual Advisers, LLC	7,239,522	(6)	7.6%
101 John F. Kennedy Parkway, Short Hills, NJ 07078
ClearBridge Advisors, LLC	4,755,200	(7)	5.0%
399 Park Avenue, New York, NY 10022

This table is based upon information supplied by the principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table, we believe that the stockholders named in the table have sole voting and investment power with respect to the shares indicated as beneficially owned.

(1)	Based on 94,785,840 shares of Common Stock outstanding on March 31, 2007.

(2)	Includes 13,241,300 shares beneficially owned by ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, Jeffrey W. Ubben, George F. Hamel, Jr., and Peter H. Kamin, over which each has shared voting and dispositive power; 11,857,600 shares beneficially owned by ValueAct Capital Master Fund, L.P. and VA Partners, LLC, over which each has shared voting and dispositive power; and 1,383,700 shares beneficially owned by ValueAct Capital Master Fund III, L.P. and VA Partners III, LLC, over which each has shared voting and dispositive power.

(3)	Includes 12,332,210 shares over which T. Rowe Price Associates, Inc. holds sole dispositive power, of which 1,941,100 shares are deemed issuable upon conversion of warrant privileges; and 1,917,382 shares over which T. Rowe Price Associates, Inc. has sole voting power, of which 206,282 shares are deemed issuable upon conversion of warrant privileges. T. Rowe Price Associates, Inc. disclaims beneficial ownership of these shares.

(4)	Includes 8,960,815 shares beneficially owned by Iridian Asset Management LLC, the Governor and Company of the Bank of Ireland, BIAM Holdings, BancIreland (US) Holdings, Inc and BIAM (US) Inc. over which each of the aforementioned parties has shared voting and shared dispositive power.

(5)	Shares issuable upon conversion of certain bonds beneficially owned by Loomis, Sayles & Co., L.P. Includes 5,969,071 shares over which Loomis, Sayles & Co., L.P. holds sole voting power, 288,973 shares over which Loomis, Sayles & Co., L.P. holds shared voting power, and 7,670,958 shares over which Loomis, Sayles & Co., L.P. holds sole dispositive power. Loomis, Sayles & Co., L.P. disclaims beneficial ownership of these securities.

(6)	Includes 7,239,522 shares beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to investment management contracts, are managed by Franklin Mutual Advisers, LLC (“FMA”), which is deemed to have sole voting and dispositive power of such shares. FMA disclaims pecuniary interest in or beneficial ownership of such shares.

(7)	Includes (i) 4,635,200 shares beneficially owned by ClearBridge Advisors, LLC, 4,634,700 shares over which ClearBridge Advisors, LLC holds shared voting power and 4,635,200 shares over which ClearBridge Advisors,

LLC holds shared dispositive power; and (ii) 120,000 shares beneficially owned by Smith Barney Fund Management LLC, over which Smith Barney Fund Management LLC holds shared voting and dispositive power.

OWNERSHIP BY MANAGEMENT

The following table sets forth, as of March 31, 2007, certain information regarding the beneficial ownership of our Common Stock and the percentage of shares owned beneficially by each current director, each director nominee nominated by the Board of Directors and (i) the person serving as Chief Executive Officer of our Company during 2006, (ii) the person serving as Chief Financial Officer of our Company during 2006, (iii) the other three most highly paid executive officers of our Company who were serving as executive officers at December 31, 2006, and (iv) the two most highly paid executive officers of our Company who were not serving as executive officers at December 31, 2006 (together, the “Named Executive Officers”), and all current directors, director nominees and executive officers of our Company as a group.

	Number of Shares
	and Nature of
	Beneficial	Percentage
Identity of Owner or Group	Ownership(1)(2)	of Class(3)

Current Named Executive Officers, Directors and Director Nominees
Bary G. Bailey(4)	1,092,087	*
Charles J. Bramlage(4)	435,180	*
Edward A. Burkhardt(4)	285,120	*
Robert A. Ingram	37,168	*
Richard H. Koppes(4)	46,348	*
Lawrence N. Kugelman(4)	48,848	*
Theo Melas-Kyriazi	28,848	*
Norma Ann Provencio	0	*
Eileen C. Pruette(4)	479,126	*
Timothy C. Tyson(4)	2,636,337	1.8%
Elaine Ullian	28,910	*
Wesley P. Wheeler(4)	590,626	*
Former Named Executive Officers
John I. Cooper	5,420	*
Kim D. Lamon(4)	339,696	*
Directors, director nominees and current and former executive officers of our Company as a group (15 persons)	6,217,214	4.0%

*	Less than 1% of the outstanding Common Stock.

(1)	This table is based on information supplied by current and former executive officers, directors and director nominees. We believe that shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property, which either spouse may manage and control, and we have no information as to whether any shares shown in this table are subject to community property laws. This column illustrates the individual’s total Valeant stock-based holdings plus non-voting interests such as restricted stock units and stock options, including those that will not become exercisable within 60 days.

(2)	The amounts reported include the number of restricted stock units and dividend equivalent rights held by the directors and officers as follows: Messrs. Bailey, Bramlage and Wheeler and Ms. Pruette (10,180 each); Mr. Burkhardt (20,120); Mr. Ingram (37,168); Messrs. Koppes, Kugelman and Melas-Kyriazi (28,848 each); Mr. Tyson (30,541); and Ms. Ullian (28,410).

(3)	Based on 94,785,840 shares of Common Stock outstanding on March 31, 2007 plus shares beneficially owned by each individual. Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before 60 days of the date as of which the information is provided are deemed outstanding for the purpose of calculating the number and percentage owned by such person (or group), but not deemed outstanding for the purpose of calculating the percentage owned by each other person (or group) listed. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on March 31, 2007.

(4)	Included in the shares set forth above are the following stock options that are currently exercisable, or will become exercisable within 60 days, as follows: Mr. Bailey (750,961); Mr. Bramlage (188,750); Mr. Burkhardt (15,000); Mr. Koppes (15,000); Mr. Kugelman (10,000); Dr. Lamon (186,500); Ms. Pruette (256,750); Mr. Tyson (1,655,250); and Mr. Wheeler (338,500).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Such executive officers, directors and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no such forms were required for those persons, we believe that during fiscal year 2006, all filing requirements applicable to our executive officers, directors and ten percent beneficial owners were timely satisfied, other than one late filing by VA Partners LLC.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

Our executive compensation and benefits program is designed to support our goal to attract, retain and motivate high-performing executives who will deliver superior stockholder value while operating with the highest level of integrity.

The determination of the form and amount of compensation paid to the executive officers of our Company is grounded in the Compensation Philosophy of our Company established by the Compensation Committee of the Board (for purposes of this analysis, the “Committee”). The Committee regularly monitors current trends and best practices in executive compensation and updates the Compensation Philosophy as appropriate.

Serving on our Committee are Elaine Ullian (Chairperson), Robert A. Ingram, Theo Melas-Kyriazi and Lawrence N. Kugelman, all of whom have been found to be independent in an assessment by the Corporate Governance/Nominating Committee.

Compensation Philosophy and Objectives

We believe that the most effective executive compensation program is substantially weighted towards performance-based compensation (“Incentive Pay”) with the ultimate objective of delivering superior stockholder value. We seek to ensure that the total compensation to our executives is fair to stockholders, reasonable to our executives and competitive within the industry.

As a guide in establishing the specific levels of compensation, our philosophy is expressed in terms of a competitive pay analysis where the Committee uses the assistance of a compensation consultant, currently Watson

Wyatt Worldwide (the “Committee Consultant”), to assess compensation levels for executive officers as compared to the Company’s Compensation Philosophy. The Committee Consultant uses a combination of pay surveys for pharmaceutical and general industry companies similar in size and an appropriate group of industry-specific comparison companies (the “Compensation Peer Group”). Generally, we seek to pay:

•	Base salaries between the 50th and 60th percentiles of competitive pay levels using a combination of the pay surveys and the Compensation Peer Group.

•	Incentive pay at the median of the competitive pay for meeting target goals and in the upper quartile for achieving significantly challenging goals and when company performance is above competitive. Long-term incentives are targeted in such a way that the sum of base salary, target annual bonus and long-term incentives achieve between the 50th and 60th percentiles in direct compensation of competitive pay levels for average performance and the upper quartiles for superior performance.

•	Retirement and welfare broad-based benefits which are competitive, approximating the median with general industry companies of similar size and location of our major operations centers. We do not attempt to mirror the pharmaceutical industry benefit programs where, historically, defined benefit retirement programs have been prevalent.

•	Executive benefits and perquisites which are competitive, approximating the median with general industry companies of similar size. We do not provide supplemental executive retirement programs.

As these are only guidelines to our plans, variations occur as dictated by the experience level of the individual, geographical market factors, individual performance and prior commitments under negotiated contracts.

To remain consistent with our Compensation Philosophy, the Committee has engaged the Committee Consultant to conduct an annual review of its total compensation program for the Valeant Management Team (“VMT”) which includes the Named Executive Officers. The Committee Consultant provides the Committee with relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer and reviewing the recommendations made by our management for executives other than the Chief Executive Officer. The Committee Consultant provides extensive data on comparative salaries, incentive compensation (both annual cash incentives and the long-term equity incentives) and makes recommendations regarding target bonus levels under the annual cash incentive program.

The Committee Consultant also advises the Committee regarding non-employee Director compensation, reviewing periodically with the Committee the cash and equity compensation program for non-employee Directors.

We paid the Committee Consultant $181,913.00 for services in advising the Committee in 2006 and paid them $8,327.00 for services in advising management in 2006. None of the services provided to management involved executive compensation.

The Compensation Peer Group and Competitive Pay

The Compensation Peer Group, which is periodically reviewed and updated by the Committee based, in part, on recommendations made by the Committee Consultant, consists of companies against which the Committee believes our Company competes for talent and for stockholder investment. The salary, bonus and equity grant data for the officers in this peer group are combined with national survey data to establish the Company’s competitive pay guidelines for the VMT.

With its long lead time to market, complex regulatory framework and risk profile, the fundamental characteristics of the pharmaceutical industry are considered of utmost importance in determining appropriate companies to be included in the Compensation Peer Group. Among companies in the pharmaceutical industry, the Committee seeks to find companies with similar revenues and market capitalization. The Compensation Peer Group companies reported revenues between $370 million and $1.8 billion and market capitalization of $530 million to $4.6 billion.

The most recent comparison companies used by the Committee as the Compensation Peer Group were:

Abraxis Bioscience, Inc.; Alpharma Inc.; Andrx Corporation; Cephalon, Inc.; Covance Inc.; Edwards Lifesciences Corporation; Endo Pharmaceutical Holdings, Inc.; Invitrogen Corporation; King Pharmaceuticals, Inc.; KOS Pharmaceuticals, Inc.; KV Pharmaceutical Company; Medicis Pharmaceutical Corporation; Millennium Pharmaceuticals, Inc.; Mylan Laboratories Inc.; Par Pharmaceutical Companies, Inc.; The Perrigo Company; and Watson Pharmaceuticals, Inc.

In the interim, both Andrx and KOS have been acquired so the Committee will need to make adjustments to the Compensation Peer Group as necessary to assist in future executive compensation decisions.

Implementation of Compensation Philosophy

The Committee directly monitors the implementation of the Compensation Philosophy with respect to the VMT. The Chief Executive Officer prepares a recommendation to the Committee for base salary, annual incentive and equity grants as to each member of the VMT, other than the Chief Executive Officer whose compensation is determined solely by the Committee and the Board. In determining the compensation to be awarded to the Chief Executive Officer and reviewing the recommendations as to other members of the VMT, the Committee reviews, among other things:

•	comparative data provided by the Committee Consultant;

•	tally sheets showing compensation history of each VMT member, including salary, cash incentives and equity grants;

•	termination tally tables showing amounts to be paid in the event of terminations and/or changes-in-control; and

•	carried interest tables showing the value of vested and unvested long-term incentives under an array of stock price assumptions.

The Committee exercises its discretion in modifying or rejecting any recommended aspect of compensation paid or payable to executives. For all other employees, management makes aggregate recommendations to the Committee as to all elements of pay, which recommendations are consistent with the Compensation Philosophy and with the annual budget approved by the Board.

The Executive Compensation Mix

As the executive team of our Company is entrusted with both long and short-term success of our Company, particular care has been given to the balance of the major components in the executive compensation program:

•	Base Salary

•	Incentive Pay

•	Executive Annual Incentive Plan

•	Long-term Equity Incentive Program

•	Retirement and Welfare Benefits; and

•	Executive Benefits and Perquisites

For 2006, the aggregate base salaries for the Named Executive Officers approximated 25% of the targeted total direct compensation package (salary plus incentives). Target annual incentives under the EAIP approximated 20% of the aggregate total direct compensation for the Named Executive Officers. Long-term equity incentives represented about 55% of the target total direct compensation for the Named Executive Officers as a group.

Base Salary

Base salary addresses performance of core duties for each executive role, providing an amount of fixed compensation. Base salary for each Named Executive Officer is determined based on:

•	his or her position and responsibility;

•	comparison data provided by the Committee Consultant;

•	review of the executive’s compensation relative to other executive officers; and

•	individual performance of the executive

Salary levels are typically adjusted annually as part of our performance review process, as well as upon a promotion or other change in job responsibility.

Incentive Pay

The 2006 Equity Incentive Plan (the “2006 Plan”) was approved by a vote of the stockholders on May 23, 2006. The 2006 Plan restated and amended the 2003 Equity Incentive Plan, which was a continuation of other earlier plans (collectively the “Incentive Plans”). The Incentive Plans give the Committee the latitude to design annual cash incentive programs (the Executive Annual Incentive Plan or “EAIP”) and equity-based incentive compensation programs (the Long-term Equity Incentive Program, or “LTEIP”) to secure and retain high-performing executives, to provide incentives for such persons to exert maximum efforts for the success of our Company and to provide a means by which our executives may share in the long-term growth and profitability of our Company.

A significant percentage of total compensation is allocated to these two incentives programs (about 75% for the Named Executive Officers in 2006), although there is no pre-established policy or target for the allocation between the EAIP and the LTEIP. Rather, the Committee reviews information provided by the Committee Consultant to determine the appropriate level and mix of incentive compensation. Historically, and in 2006, the Committee granted a majority of total compensation to our executive officers under the LTEIP. In determining the mix of these compensation elements for executives, we also consider the tax efficiency of the compensation program and competitive data, with a preference toward stock-based awards designed to align with stockholder interests.

The Executive Annual Incentive Plan

The EAIP is an annual cash incentive program which rewards contributions to our achievement of specific annual financial and strategic goals, assuring focus on key annual goals that lead to long-term success and motivating achievement of critical annual performance metrics.

The EAIP provides formulas for the calculation of annual cash incentive based compensation, subject to Committee oversight and modification. In the first quarter of each year, the Committee reviews and approves the various incentive levels for the VMT based on the participant’s accountability and impact on our operations, with target award opportunities that are established as a percentage of base salary. An executive may earn 0% — 200% of the target award, depending on performance. In addition, regional heads can earn an EBITDA kicker (an additional award based on 5% of their region’s EBITDA in excess of their maximum goal).

There are two sets of objectives for each executive participant in the EAIP: financial goals and strategic initiatives. Detailed goals for both sets of objectives are documented in writing through a Commitment Summary that is reviewed with each participant. The EAIP financial goal measurements, which do not necessarily reflect GAAP or reported measures but rather include adjustments that the Committee believes better reflects senior management’s impact on the Company’s performance, are:

•	earnings per share (“EPS”);

•	working capital;

•	revenue; and

•	earnings before interest, taxes, depreciation and amortization (“EBITDA”).

The applicability and weighting of financial goals as to each executive is made by the Committee each year upon the recommendation of management. For the Chief Executive Officer, the Chief Financial Officer, the Chief Information Officer, the Controller and the General Counsel, the financial goals are overall corporate measures. For the Regional Heads, the EPS target is a corporate measure, but EBITDA, working capital and revenue reflect regional goals. The Committee also sets the threshold, target and maximum levels for each component of the financial objectives portion of the EAIP, with target goal levels set based upon the approved strategic plan for the relevant year, and threshold and maximum levels being set based on a percentage below and above the target goal reflecting the level of difficulty of achieving the target goals. Generally, the Committee sets the threshold, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year. The occurrence of material events, including major acquisitions or dispositions, causes a re-examination of the financial goals to assure continued appropriate levels of difficulty in achieving goals.

The remaining portion of each executive’s EAIP award is based upon the completion of strategic initiatives of each individual executive approved by the Committee.

Upon completion of the fiscal year, the Committee assesses the performance of our Company for each corporate financial objective of the EAIP, comparing the actual fiscal year results to the established threshold, target and maximum levels for each objective, and an overall percentage amount for the corporate financial objectives is calculated.

Discretionary Adjustment — On an exception basis, once the formula award has been calculated under the EAIP, the Chief Executive Officer may recommend to the Committee an increase or decrease of an executive’s award up to 25% to recognize special circumstances. Such recommendation may only be implemented upon the further recommendation to, and approval of, the Board. There were no discretionary adjustments made to any awards for the Named Executive Officers for the 2006 awards paid in 2007.

For 2006, the target bonuses as a percentage of salary for the VMT ranged from 40% of base salary to 100% of base salary and 55% to 100% for our Named Executive Officers. The target bonus for the Chief Executive Officer is 100% of his base salary. The combination of executive base salaries and actual bonus payments in 2007 for 2006 performance resulted in aggregate payouts for the Named Executive Officers approximating the 60th percentile of competitive pay and is consistent with the Company’s Compensation Philosophy.

The chart below shows the weighting of various financial objectives for the VMT for fiscal 2006.

	Financial Measures
						Total
			Working		Department	Financial	Strategic	EBITDA
	EPS	Revenue	Capital	EBITDA	Expenses	Weight	Initiatives	Kicker

Chief Executive Officer and President	60%	10%	15%			85%	15%
Chief Financial Officer	60%	10%	15%			85%	15%
Regional Heads	15%	20%	5%	50%		90%	10%	✓
General Counsel	45%					45%	55%
SVP, CIO	25%				25%	50%	50%
SVP, Controller	50%		5%			55%	45%

Under the 2006 EAIP, in order to receive any payment under the financial goals portion of the EAIP, an executive had to have achieved the threshold level of:

•	the EBITDA goal for Regional Heads; or

•	EPS for all other participating executives.

EBITDA Kicker — Regional Heads whose region exceeded the EBITDA maximum goal were eligible to earn an additional award based on 5% of their region’s EBITDA in excess of their maximum goal.

In the spring of 2006, we announced a major restructuring program, which included significant adjustments to our strategic plan, as well as cost-saving measures. To align the EAIP with the revised goals under the restructuring plan, the Committee approved the following changes to the previously established 2006 EAIP:

•	Increase in EPS threshold, target and maximum goals;

•	Cap on overall payment under the EAIP to target level if the revised EPS goal was not met at target levels; and

•	Ability of Regional Heads, if we reached the revised target level of EPS, to participate in the EAIP according to the corporate financial metrics, rather than regional financial metrics.

The weighted average percentage payout for the VMT for 2006 performance was 89% of the target award.

Awards made to Named Executive Officers under the EAIP for performance in 2006 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table found under the Executive Compensation and Related Matters section.

For 2007, the target bonus as a percentage of salary for the VMT will range from 40 to 100 percent. The Company reviewed the plan design and determined that placing greater emphasis on financial performance measures was in the best interests of shareholders and the alignment of pay and performance. The weighting of the financial objectives for the 2007 EAIP have been established as follows:

	Financial Measures
					Total
			Working		Financial	Strategic	EBITDA
	EPS	Revenue	Capital	EBITDA	Weight	Initiatives	Kicker

Chief Executive Officer and President	70%	20%	10%		100%	0%
Chief Financial Officer	70%	20%	10%		100%	0%
Regional Heads	15%	20%	10%	45%	90%	10%	✓
General Counsel	70%	20%	10%		100%	0%
SVP, CIO	45%	15%	10%		70%	30%

Long-term Equity Incentive Program

The Long-term Equity Incentive Program encourages executives to focus on long-term Company performance and is designed to balance short-term goals, and align executives’ performance to stockholder interests, providing compensation directly correlating to improved stockholder value.

Equity grant award levels are determined based on competitive market data and vary among executives based on their positions within our Company. Although the 2006 Equity Plan is flexible and permits a broad array of equity grants, the Committee chose in 2006 to grant solely stock options, as the Committee determined that options most closely align equity grants to increases in stockholder value, delivering value only when the value of our stock price increases.

Annual awards of stock options to executives are made at the Committee’s regularly scheduled Fall meeting, which is scheduled sufficiently in advance so that grants can not be “timed” to take advantage of the release of material nonpublic information. Newly hired or promoted executives receive their award of stock options on the later of (a) their first day of employment or (b) the date of approval of the grant by the Committee. All awards of stock options under the 2006 Plan are made at or above the fair market value of our common stock on the date of grant.

In determining the size of a grant to an executive, the Compensation Committee considers, among other things, industry survey data industry practices and trends, Company performance, the executive’s individual performance, as well as the executive’s current and expected contributions to the Company. The Compensation Committee also reviews previously granted awards and amounts of awards outstanding.

Stock options granted by the Committee vest at a rate of 25% per year over the first four years of the ten-year option term. Vesting rights cease upon termination of employment. Under the 2006 Plan, there is a limited period of post-termination exercise of three months, except in the case of death or disability where the post-termination exercise period is extended to 12 months. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Each Incentive Plan has varying standards for the application of change in control provisions, and prior to the 2006 Plan, generally accelerated options upon a change in control. The 2006 Plan contains a so-called “double trigger” provision which provides that options are accelerated upon a change in control only if the employment of the executive is involuntarily terminated without cause (or if the participant resigns with good reason), in either case in conjunction with the change in control. However, Mr. Tyson’s employment agreement, Mr. Bailey’s employment agreement and the severance agreements of the other Named Executive Officers accelerate vesting of options upon a change in control, irrespective of loss of employment.

The combination of the aggregate Named Executive Officers’ base salaries, target bonus payments and equity granted provided in 2006 approximated the 50th percentile of competitive pay and is consistent with the Company’s compensation philosophy.

Exercise and Hold Requirements

To align the interests of executives with the interests of the stockholders, we have instituted an “exercise and hold” rule for all equity grants made on or after October 31, 2006 to the Chief Executive Officer and those reporting to the Chief Executive Officer as of the date of the grant. Beginning with the annual grants issued on that date, a provision has been added to the standard option award agreement applicable to such executives prohibiting the executive from selling, disposing of, transferring, or entering into any similar transaction with the same economic effect as a sale of fifty percent (50%) of the “net shares” of common stock purchased upon the exercise of the option until the earlier of (i) the executive’s death, (ii) the executive’s disability, (iii) the termination of the executive’s service, or (iv) the second anniversary of the date on which the executive purchased such shares. In order to enforce the foregoing, we may impose stop-transfer instructions with respect to such shares of Common Stock until the end of such period, or place legends on stock certificates issued pursuant to the Incentive Plan restricting the transfer of such shares until the end of such period. For purposes of this requirement, the term “net shares” means the number of shares being exercised minus the minimum number of whole shares necessary to pay the purchase price of the option and pay for applicable withholding taxes.

Retirement and Welfare Benefits

The retirement and welfare benefit programs are a necessary element of the total compensation package to ensure a competitive position in attracting and maintaining a committed workforce. Participation in these programs is not tied to performance.

The specific contribution levels by our Company to these programs are evaluated annually to maintain a competitive position while considering costs.

•	Retirement Savings Plan — All employees in the United States are eligible to participate in the Retirement Savings Plan. The Retirement Savings Plan is a tax-qualified retirement savings plan under Section 401(k) of the Internal Revenue Code pursuant to which all U.S. based employees, including the Named Executive Officers, are able to contribute to the Retirement Savings Plan, on a before-tax basis, the lesser of (a) up to 50% of their annual salary or (b) the limit prescribed by the Internal Revenue Service. We will match 50% of the first 6% of pay that is contributed to the Retirement Savings Plan. All employee contributions to the Retirement Savings Plan are fully vested upon contribution; matching contributions vest at 20% per year of employment.

•	Welfare Plans — Our executives are eligible to participate in our broad-based welfare benefits plans (including medical, dental, vision, life insurance and disability plans) upon the same terms and conditions as other U.S. based employees; certain waivers of deductibles and co-pays available to officers in 2006 have been eliminated for 2007.

Executive Benefits and Perquisites

We provide Named Executive Officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

In addition to participation in the plans and programs described above, the Named Executive Officers are provided the following programs which were established in 2003:

•	An Executive Medical Reimbursement Program, which reimburses up to $10,000 per year of medical and dental costs which are not otherwise covered by insurance.

•	An Executive Allowance, which varies for the Named Executive Officers from $25,000 to $35,000. This compensation is not included in salary upon which bonuses are determined and is not subject to annual raises, but is provided as a flexible alternative to automobile allowances, financial planning allowances or similar compensation paid by peers who compete for our executive talent.

•	A Supplemental Life Insurance program with two elements. First, term life insurance coverage is increased from “one times salary” to “three times salary”, with a $1 million cap. Second, we purchase on behalf of the executives a universal whole life policy with a face value of $200,000.

•	An Executive Physical Program under which executives are offered a comprehensive annual physical at a local medical facility at no charge to the executive.

•	Pursuant to his employment contract, the Chief Executive Officer is entitled to reimbursement of expenses for spousal travel while his spouse accompanies him on Company business trips.

Attributed costs of the personal benefits described above for the Named Executive Officers for the fiscal year ended December 31, 2006, are included in the column entitled “All Other Compensation” of the Summary Compensation Table.

The employment agreements of Mr. Tyson, the Chief Executive Officer and Mr. Bailey, an Executive Vice President, include change in control provisions providing for certain cash payment and other benefits in the event of a change in control. In addition, we have entered into executive severance agreements providing change in control benefits for certain key employees, including the Named Executive Officers other than the Chief Executive Officer. The executive severance agreements are designed to promote stability and continuity of senior management. The employment agreement of the Chief Executive Officer includes a provision giving him limited rights to a Section 280G “gross up” in certain circumstances; the employment agreement of Mr. Bailey and the severance agreements of the other Named Executive Officers provide for a reduction in benefits paid to the executive should a severance payment become subject to Section 280G to the extent that the reduction in benefits yields a more favorable after tax result for the executive. Information regarding applicable payments under such agreements for the Named Executive Officers is provided under the Executive Compensation and Related Matters sub-section, “Potential Payments Upon Termination or Change-in-Control”.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation in excess of $1,000,000 that is paid to certain individuals. We generally develop our compensation plans such that compensation paid under the management incentive plans is fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. For fiscal 2006, the post-restructuring changes to the EAIP which were made after March 31, 2006 but, which increased the difficulty of achieving target objectives, may have caused certain payments to Mr. Tyson to be non-deductible.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, we began accounting for stock-based payments including our Equity Incentive Program in accordance with the requirements of FASB Statement 123(R).

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation awarded to or paid to the Named Executive Officers for services rendered to our Company in all capacities during the year ended December 31, 2006.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)		($)

Current Officers
Timothy C. Tyson*	2006	860,000	—	148,404	3,231,352	645,000	88,334	(5)	4,973,090
President and Chief Executive Officer
Bary G. Bailey	2006	434,718	—	49,464	1,255,813	256,481	61,767	(6)	2,058,243
Executive Vice President and Chief Financial Officer
Wesley P. Wheeler	2006	409,500	—	49,464	794,403	173,527	53,598	(7)	1,480,492
President, North America/R&D
Charles J. Bramlage	2006	388,500	—	49,464	714,189	163,170	67,652	(8)	1,382,975
President, Europe/Middle East/Africa
Eileen C. Pruette	2006	340,000	—	49,464	644,266	286,231	51,603	(9)	1,371,564
Executive Vice President, Human Resources and General Counsel
Former Officers
Kim D. Lamon	2006	229,403	—	24,732	750,496	—	876,175	(10)	1,880,806
President and Chief Scientific Officer
John I. Cooper	2006	183,312	—	24,732	101,318	—	730,513	(11)	1,039,875
Executive Vice President, Global Manufacturing and Supply

*	Mr. Tyson also serves on our Board. Mr. Tyson did not receive compensation of any kind for his services as a Board member.

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year of restricted stock units granted in 2006 as well as prior fiscal years, in accordance with SFAS 123(R).

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year of stock options granted in 2006 as well as prior fiscal years in accordance with SFAS 123(R). Assumptions used in the calculation of these amounts are included in note 14 to our financial statements for the fiscal year ended December 31, 2006, within our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007 and in note 13 to our financial statements for the fiscal year ended December 31, 2005, within our amended Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on or around January 23, 2007.

(3)	Except where otherwise indicated, amounts included in this column are for performance bonuses earned with respect to the applicable year, but paid in the following year.

(4)	These numbers include the cost to our Company of providing perquisites and other personal benefits.

(5)	Includes the following perquisites: spouse travel benefits ($18,407); automobile allowance ($22,493); tax preparation expenses ($14,000); executive medical reimbursement allowance ($10,000); group term life insurance; whole life insurance; executive life insurance; 401(k) match; annual physical; and dividend equivalent rights.

(6)	Includes the following perquisites: executive allowance ($35,000); executive medical reimbursement allowance ($10,000); group term life insurance; whole life insurance; executive life insurance; 401K match; annual physical; and dividend equivalent rights.

(7)	Includes the following perquisites: executive allowance ($25,000); executive medical reimbursement allowance ($10,000); 401(k) match ($6,476); group term life insurance; whole life insurance; executive life insurance; annual physical; dividend equivalent rights; and presidents club discretionary spend.

(8)	Includes the following perquisites: executive allowance ($25,000); spouse travel benefits ($16,339); executive medical reimbursement allowance ($10,000); 401(k) match; group term life insurance; whole life insurance; executive life insurance; annual physical; and dividend equivalent rights.

(9)	Includes the following perquisites: executive allowance ($25,000); executive medical reimbursement allowance ($10,000); 401(k) match ($6,600); group term life insurance; whole life insurance; executive life insurance; annual physical; and dividend equivalent rights.

(10)	Includes the following perquisites: executive allowance; spouse travel benefits; executive medical reimbursement allowance; 401(k) match; group term life insurance; whole life insurance; executive life insurance; and annual physical. Also included in this amount is a severance payment to Dr. Lamon in the amount of $841,774. This payment was made pursuant to Dr. Lamon’s Executive Employment Agreement which provides that upon termination, Dr. Lamon would receive an amount equal to two times his base salary and a bonus amount. Bonus amount is defined as the average annual cash bonus received by Dr. Lamon during the two fiscal years immediately preceding the termination date.

(11)	Includes the following perquisites: executive allowance; executive medical reimbursement allowance; group term life insurance; whole life insurance; executive life insurance; 401(k) match; annual physical; and gift card. Also included in this amount is a severance payment to Mr. Cooper in the amount of $696,688. This payment was made pursuant to Mr. Cooper’s Executive Severance Agreement which provided that upon termination, Mr. Cooper would receive his target bonus for 2006, pro-rated to his effective termination date, one year’s salary, one year’s target bonus and outplacement fees.

OPTION GRANT INFORMATION

The following table sets forth information with respect to non-equity awards and stock options granted to the Named Executive Officers in 2006.

Grants of Plan-Based Awards

					All Other
					Option
					Awards:
					Number
					of	Exercise
		Estimated Future Payouts			Securities	or Base
		Under Non-Equity Incentive			Underlying	Price of	Full Grant
		Plan Awards(1)			Options	Option	Date Fair
	Grant	Threshold	Target	Maximum	(2)	Awards(3)	Value(4)
Name	Date	($)	($)	($)	(#)	($/Sh)	($)

Current Officers
Timothy C. Tyson	10/31/06				345,000	18.68	2,786,255
	N/A	137,600	860,000	1,720,000
Bary G. Bailey	10/31/06				100,000	18.68	807,610
	N/A	55,643	347,770	869,426
Wesley P. Wheeler	10/31/06				90,000	18.68	726,849
	N/A	34,398	245,700	819,000
Charles J. Bramlage	10/31/06				90,000	18.68	726,849
	N/A	32,634	233,100	777,000
Eileen C. Pruette	10/31/06				90,000	18.68	726,849
	N/A	69,360	204,000	680,000
Former Officers(5)
Kim D. Lamon	N/A	95,431	367,044	917,610	—
John I. Cooper	N/A	57,194	219,975	733,250	—

(1)	These columns show the potential value of the payout for each Named Executive Officer under our 2006 Executive Incentive Plan if the threshold, target or maximum goals are satisfied for both performance measures. The method for determining the payouts is described in the Executive Compensation and Related Matters sub-section, “Compensation Discussion and Analysis”.

(2)	This column shows the number of stock options granted in 2006 to the Named Executive Officers. These stock options vest in four equal parts beginning one year following the date of grant and on each subsequent anniversary of the date of grant.

(3)	This column shows the exercise price for the stock options granted, which was the closing price of Valeant stock on October 31, 2006, the date the Board approved the options.

(4)	This column shows the full grant date fair value of stock options under SFAS 123(R) granted to the Named Executive Officers in 2006.

(5)	Amounts listed are for former officers. Upon termination of employment, these former officers were no longer eligible to receive any future payments under our 2006 Executive Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2006, on the holdings of stock options and stock awards by the Named Executive Officers. This table includes unexercised and unvested option awards and unvested restricted stock units. Each equity grant is shown separately for each Named Executive Officer. The market value of the stock awards is based on the closing market price of our common stock on December 31, 2006, which was $17.24.

	Option Awards			Stock Awards
						Market
	Number of	Number of			Number	Value of
	Securities	Securities			of Shares	Shares or
	Underlying	Underlying			or Units	Units of
	Unexercised	Unexercised	Options		of Stock	Stock That
	Options	Options	Exercise	Option	That Have	Have Not
	(#)(1)	(#)(1)	Price	Expiration	Not Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)(2)	($)

Current Officers
Timothy C. Tyson	—	345,000	18.68	10/31/2016
	90,000	270,000	17.72	11/1/2015	30,000	517,200
	200,000	200,000	23.92	11/26/2014
	365,250	121,750	18.55	11/4/2013
	1,000,000	—	8.42	11/5/2012
Bary G. Bailey	—	100,000	18.68	10/31/2016
	30,000	90,000	17.72	11/1/2015	10,000	172,400
	70,000	70,000	23.92	11/26/2014
	163,500	54,500	18.55	11/4/2013
	65,596	21,865	13.08	5/23/2013
	400,000	—	10.78	12/9/2012
Wesley P. Wheeler	—	90,000	18.68	10/31/2016
	22,500	67,500	17.72	11/1/2015	10,000	172,400
	37,500	37,500	23.92	11/26/2014
	130,500	43,500	18.55	11/4/2013
	110,500	37,500	10.80	1/14/2013
Charles J. Bramlage	—	90,000	18.68	10/31/2016
	22,500	67,500	17.72	11/1/2015	10,000	172,400
	35,000	35,000	23.92	11/26/2014
	37,500	12,500	18.55	11/4/2013
	93,750	31,250	14.99	8/12/2013
Eileen C. Pruette	—	90,000	18.68	10/31/2016
	20,000	60,000	17.72	11/1/2015	10,000	172,400
	30,000	30,000	23.92	11/26/2014
	81,750	27,250	18.55	11/4/2013
	93,750	31,250	8.45	3/12/2013
Former Officers
Kim D. Lamon	22,500	67,500	17.72	11/1/2015
	42,500	42,500	23.92	11/26/2014
	110,250	36,750	18.55	11/4/2013
	303,792	—	11.48	2/21/2013
	11,250	—	10.05	8/1/2012
John I. Cooper	53,500	—	18.55	11/4/2013
	49,050	—	11.32	1/7/2013

(1)	The stock options vest in four equal parts beginning one year following the date of grant and on each subsequent anniversary of the date of grant.

(2)	The restricted stock units vest over five years with 50% vesting at the third anniversary of the date of grant and the remaining 50% vesting in two equal annual installments at the fourth and fifth anniversary of the date of grant.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Current Officers
Timothy C. Tyson	—	—	—	—
Bary G. Bailey	—	—	—	—
Wesley P. Wheeler	—	—	—	—
Charles J. Bramlage	—	—	—	—
Eileen C. Pruette	—	—	—	—
Former Officers
Kim D. Lamon	—	—	—	—
John I. Cooper(1)	44,700	$351,346	—	—

(1)	Mr. Cooper exercised 44,700 stock options on August 28, 2006, with an exercise price of $11.32 and a market price of $19.18.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We entered into an Executive Employment Agreement with Mr. Tyson on October 24, 2002, and an Amended and Restated Executive Employment Agreement with Mr. Tyson on March 21, 2005, effective as of January 1, 2005 (Mr. Tyson’s agreement, as amended and restated, is referred to herein as the “Tyson Employment Agreement”).

The Tyson Employment Agreement provides that Mr. Tyson’s employment may be terminated by us upon his death or disability, or with or without cause, or by Mr. Tyson with or without good reason (as defined in the agreement). Upon termination by reason of death or disability, by us for cause, or by Mr. Tyson without good reason, Mr. Tyson receives all amounts earned or accrued through the termination date, as specified in the agreement. Upon termination by reason of death or disability, Mr. Tyson is entitled to a prorated portion of his annual bonus, health and medical coverage for two years, and immediate vesting of all outstanding awards, options and stock appreciation rights (which remain exercisable for up to two years). Upon termination of Mr. Tyson’s employment by us without cause, or by Mr. Tyson for good reason, or if the Company decides not to extend the term of his agreement, Mr. Tyson is entitled to the same benefits he would receive upon termination for death or disability, plus, subject to his not engaging in certain “prohibited activities,” a severance payment equal to two times the sum of (i) his base salary and (ii) the greater of (a) his average bonus for the prior two years; or (b) his target bonus for the year of his termination. Mr. Tyson is also entitled to continuation of employee welfare benefits for 24 months. All restrictions on outstanding equity awards lapse and all such awards, including stock options become immediately and fully vested and stock options become exercisable for two years following termination. If such termination occurs within 12 months following or in contemplation of a change in control, Mr. Tyson is entitled to the same benefits as described above for a termination without a change in control, except that the severance payment is equal to three times the sum of (i) his base salary and (ii) the greater of (a) his average bonus of the prior two years; or (b) his target bonus for the year of his termination. Further in the event of a termination in connection with a change in control, the post termination exercise period for his options becomes three years. Mr. Tyson is also entitled to employee benefits for 24 months and a cash payment equal to the excess of the actuarial equivalent of his aggregate retirement benefits had he remained employed by us for an additional two years over the actuarial equivalent of his actual retirement benefit. In each case, Mr. Tyson is under no obligation to mitigate amounts payable under his agreement.

For purposes of the Tyson Employment Agreement, a “change in control” generally means any of the following events:

•	the acquisition by any person of beneficial ownership of more than 30% of the combined voting power of our outstanding voting securities, other than an acquisition (i) directly from us, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by us or any of our subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of our Company in the same proportion as their ownership of stock in our Company immediately prior to such acquisition;

•	the individuals serving on the board of directors of our Company as of the date of the Tyson Employment Agreement and any new director whose election by the Board or nomination for election by our stockholders was approved by the affirmative vote of at least a majority of the directors then still in office who either were directors on the date of the Tyson Employment Agreement or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the board of directors;

•	the closing of a merger or consolidation involving our Company if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of our Company outstanding immediately before the merger of consolidation; or

•	the closing of a complete liquidation or dissolution of our Company, or an agreement for the sale or other disposition of all or substantially all of the assets of our Company.

Mr. Tyson’s agreement also provides for certain “gross-up” payments if he is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (or related interest and penalties) with respect to payments and benefits under his agreement or otherwise.

We entered into an Executive Employment Agreement with Mr. Bailey on October 22, 2002 (the “Bailey Employment Agreement”). The Bailey Employment Agreement provides that Mr. Bailey’s employment may be terminated by us upon his death or disability, or with or without cause, or by Mr. Bailey with or without good reason (as defined in the agreement). Upon termination by reason of death or disability, by us for cause, or by Mr. Bailey without good reason, Mr. Bailey receives all amounts earned or accrued through the termination date, as specified in the agreement. Upon termination by reason of death or disability, Mr. Bailey is also entitled to a prorated portion of his annual bonus. Upon termination of Mr. Bailey’s employment by us without cause, or by Mr. Bailey for good reason, or if we decide not to extend the term of his agreement, Mr. Bailey is entitled to accrued compensation, plus, subject to his not engaging in certain “prohibited activities” for one year, an additional payment equal to the sum of (a) his base salary and (b) his average annual bonus for the prior two years. If such termination occurs within twelve months after a change in control, such payment is based on three times salary and bonus, and Mr. Bailey is also entitled to (i) certain employee benefits for up to twenty-four months, (ii) immediate vesting of all outstanding awards, options and stock appreciation rights, and (iii) a cash payment equal to the excess of the actuarial equivalent of his aggregate retirement benefits had he remained employed by us for an additional two years over the actuarial equivalent of his actual retirement benefit.

For purposes of the Bailey Employment Agreement, a “change in control” generally means the occurrence of any of the following events:

•	the acquisition by any person of beneficial ownership of more than 30% of the combined voting power of our outstanding voting securities, other than an acquisition (i) directly from us, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by us or any of our subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of our Company in the same proportion as their ownership of stock in our Company immediately prior to such acquisition;

•	the individuals serving on the board of directors of our Company as of October 22, 2002 and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then still in office who either were directors on October 22, 2002 or whose election or nomination for election was previously so approved, cease for any reason to constitute at least two-thirds of the board of directors;

•	the approval by the stockholders of our Company of a merger or consolidation involving our Company if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 70% of the combined voting power of the then outstanding voting securities of the corporation resulting from the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of our Company outstanding immediately before the merger of consolidation; or

•	the approval by the stockholders of our Company of a complete liquidation or dissolution of our Company, or an agreement for the sale or other disposition of all or substantially all of the assets of our Company.

Mr. Bailey’s agreement provides that payments and benefits under his agreement and all other related arrangements will not exceed the maximum amount that may be paid to him without triggering “excess parachute payment” penalties under Section 280G of the Internal Revenue Code of 1986, but only if this would increase the net amount he would realize after payment of income and excise taxes.

Executive Officer Agreements

We have also entered into severance agreements (the “Executive Severance Agreements”) with Messrs. Blott, Wheeler and Bramlage and Ms. Pruette (each, an “Executive”). Each Executive Severance Agreement expires on December 31, 2010 unless sooner terminated following a change in control, and shall automatically be extended for successive one-year periods unless no later than six months prior to a scheduled expiration date we notify the Executive that the agreement will not be extended. The purposes of the severance agreements are to retain key executives and provide a competitive level of severance benefits should the executive be involuntarily terminated under certain circumstances.

Under each Executive Severance Agreement, upon termination by reason of death or disability, by us for cause, or by the Executive without good reason, the Executive will receive all amounts earned or accrued through the termination date, as specified in the agreement. Upon termination by reason of death or disability, the Executive, in addition, will be entitled to a prorated portion of the Executive’s annual bonus.

If the Executive’s employment is terminated by us without cause, or by the Executive with good reason, and the Executive agrees to not to engage in certain activities that might compete with us for a period of one year after termination, the Executive will receive a payment equal to the sum of: (a) any accrued and unpaid salary, (b) any unpaid annual bonus payable for the most recently completed year, (c) the Executive’s annual base salary then in effect and (d) the lesser of the average of the annual incentive program bonuses paid to the Executive for the five prior years (or such shorter period if the Executive has not been eligible to participate in the annual incentive program) or the Executive’s target bonus at such time. If the Executive is terminated by us, other than for cause, disability or death, or by the Executive for good reason, we will also pay up to an aggregate of $20,000 for outplacement services.

If in contemplation of or within twelve months after a change in control, the Executive is terminated by us without cause, or terminates his employment with good reason, and the Executive agrees not to engage in prohibited activities for a period of one year following termination, the Executive will be entitled to a payment equal to two times the sum of (a) the Executive’s annual base salary plus (b) the higher of the average of the annual incentive program bonuses paid to the Executive for the five prior years (or such shorter period if the Executive has not been eligible to participate in the annual incentive program) or the Executive’s target bonus at the time of the change in control. In addition, for one year after such termination following a change in control or such longer period as may be provided by the terms of the appropriate benefit plans, we shall provide the Executive and his or her family with medical, dental and life insurance benefits at least equal to those which would have been provided had the Executive not been terminated, in accordance with the applicable benefit plans in effect on the change in control measurement date or, if more favorable, in effect generally at any time after the change in control measurement date with respect to other peer executives of our Company and our affiliated companies. All outstanding options to purchase shares of Common Stock, each outstanding restricted stock award and any other unvested equity compensation right shall be fully vested or exercisable and each such share or equity interest shall no longer be subject to a right of repurchase by us.

Under each Executive Severance Agreement, a “change in control” generally means any of the following events:

•	the acquisition by any person of beneficial ownership of more than 30% of the combined voting power of our outstanding voting securities, other than an acquisition (i) directly from us, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by us or any of our subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of our Company in the same proportion as their ownership of stock in our Company immediately prior to such acquisition;

•	the individuals serving on the board of directors of our Company as of the date of each Executive Severance Agreement, and any new director whose election by the Board or nomination for election by our stockholders was approved by the affirmative vote of at least two-thirds of the directors then still in office who either were directors on the date of each Executive Severance Agreement or whose election or nomination for election was previously so approved, cease for any reason to constitute at least two-thirds of the board of directors;

•	the approval by the stockholders of our Company of a merger or consolidation involving our Company if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 70% of the combined voting power of the then outstanding voting securities of the corporation resulting from the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of our Company outstanding immediately before the merger of consolidation; or

•	the approval by the stockholders of our Company of a complete liquidation or dissolution of our Company, or an agreement for the sale or other disposition of all or substantially all of the assets of our Company.

Each Executive Severance Agreement provides that payments and benefits under the agreement and all other related arrangements will not exceed the maximum amount that may be paid to the Executive without triggering “excess parachute payment” penalties under Section 280G of the Internal Revenue Code of 1986, but only if this would increase the net amount the Executive would realize after payment of income and excise taxes.

Termination/Change-in-Control(1)

				Accelerated		Accelerated
	Cash		Benefits and	Option		RSU	Section 280G
	Severance		Perquisites	Vesting		Vesting(2)	Gross-up(3)
Name	($)		($)	($)		($)	($)

Current Officers
Timothy C. Tyson	6,020,000	(4)	74,674	—	(5)	517,200	2,452,505
Bary G. Bailey	2,574,039	(6)	82,320	90,958	(7)	174,400	—
Wesley P. Wheeler	1,698,004	(8)	49,124	241,500	(7)	174,400	—
Charles J. Bramlage	1,476,300	(8)	54,220	70,313	(7)	174,400	—
Eileen C. Pruette	1,430,508	(8)	54,460	274,688	(7)	174,400	—
Former Officers
Kim D. Lamon	2,356,737	(9)	69,606	—		—	—
John I. Cooper	1,065,615	(9)	54,915	—		—	—

(1)	This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2006 by us without cause or by Named Executive Officer for good reason within twelve months following a change-in-control or in contemplation of a change-in-control.

(2)	Amount shown is equal to the number of accelerated restricted stock units multiplied by the share price on December 31, 2006, which was $17.24.

(3)	Compensation and benefits in excess of three times compensation may be subject to a non-deductible 20% excise tax under Internal Revenue Code 280G. Amounts in this column estimate the tax gross-up assuming a change-in-control date of December 31, 2006 at a stock price of $17.24 per share.

(4)	Amount shown is equal to (a) three times the sum of Mr. Tyson’s base salary as of December 31, 2006 plus his 2006 target bonus, plus (b) his 2006 pro-rata bonus at the target level.

(5)	Mr. Tyson’s stock options that were otherwise unvested at December 31, 2006 would have vested pursuant to the terms of the employment agreement. However, as of December 31, 2006, none of Mr. Tyson’s unvested stock options had intrinsic value (i.e. none had an exercise price that was less than the December 31, 2006 share price of $17.24).

(6)	Amount shown is equal to (a) three times the sum of Mr. Bailey’s base salary as of December 31, 2006 plus his 2006 target bonus, plus (b) his 2006 pro-rata bonus at the target level.

(7)	Reflects the increase in the present in-the-money value of these awards resulting from acceleration of the vesting.

(8)	Amount shown is equal to (a) two times the sum of the Named Executive Officer’s base salary as of December 31, 2006 plus the higher of his or her individual average of bonuses for the five payouts prior to termination or his or her 2006 target bonus and, (b) his or her 2006 pro-rata bonus at the target level.

(9)	Amounts listed are for former officers. Upon termination of employment, these former officers were no longer eligible for any future payments.

Termination/No Change-in-Control (1)

			Benefits and	Accelerated		Accelerated RSU
	Cash Severance		Perquisites	Option		Vesting
Name	($)		($)	Vesting		($)

Current Officers
Timothy C. Tyson	4,300,000	(2)	57,988	—	(3)	517,200	(4)
Bary G. Bailey	858,013	(5)	20,000	—		—
Wesley P. Wheeler	900,900	(6)	20,000	—		—
Charles J. Bramlage	805,119	(6)	20,000	—		—
Eileen C. Pruette	748,000	(6)	20,000	—		—
Former Officers
Kim D. Lamon	1,571,158	(7)	20,000	—		—
John I. Cooper	403,286	(7)	20,000	—		—

(1)	This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2006 by us without cause or by Named Executive Officer for good reason.

(2)	Amount shown is equal to (a) two times the sum of Mr. Tyson’s base salary as of December 31, 2006 plus his 2006 target bonus, plus (b) his 2006 pro-rata bonus at the target level.

(3)	Mr. Tyson’s stock options that were otherwise unvested at December 31, 2006 would have vested pursuant to the terms of the employment agreement. However, as of December 31, 2006, none of Mr. Tyson’s unvested stock options had intrinsic value (i.e. none had an exercise price that was less than the December 31, 2006 share price of $17.24).

(4)	Amount shown is equal to the number of accelerated restricted stock units multiplied by the share price on December 31, 2006, which was $17.24.

(5)	Amount shown is equal to the sum of Mr. Bailey’s base salary as of December 31, 2006 plus his average annual cash bonus received by Mr. Bailey during 2005 and 2006 for bonuses earned with respect to 2004 and 2005, respectively.

(6)	Amount shown is equal to (a) the sum of the Named Executive Officer’s base salary as of December 31, 2006 plus the lower of his or her average of bonuses for the five payouts prior to termination or his or her 2006 target bonus and, (b) his or her 2006 pro-rata bonus at the target level.

(7)	Amounts listed are amounts actually paid to former officers. Upon termination of employment, these former officers were no longer eligible for any future payments.

DIRECTOR COMPENSATION

						Change in
						Pension
						Value and
	Fees					Nonqualifed
	Earned or				Non-Equity	Deferred
	Paid in	Stock		Option	Incentive Plan	Compensation	All Other
	Cash	Awards		Awards	Compensation	Earnings	Compensation		Total
Name	($)	($)(1)		($)(2)	($)	($)	($)		($)

Robert W. O’Leary(3)	—	201,292	(4)	—	—	—	708	(5)	202,000
Edward A. Burkhardt	81,500	120,885		3,237	—	—	4,501	(5)	210,123
Robert A. Ingram	—	173,920	(4)	—	—	—	7,759	(5)	181,679
Richard H. Koppes	105,875	120,885		3,237	—	—	6,483	(5)	236,480
Lawrence N. Kugelman	98,875	120,885		2,242	—	—	6,483	(5)	228,485
Theo Melas-Kyriazi	115,750	120,885		—	—	—	6,483	(5)	243,118
Randy H. Thurman(6)	23,250	60,690		—	—	—	570	(7)	84,510
Timothy C. Tyson	—	—		—	—	—	—		—
Elaine Ullian	—	200,415	(4)	—	—	—	5,811	(5)	206,226

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year of restricted stock units granted in 2006 as well as prior fiscal years, in accordance with SFAS 123(R). Fair value is calculated using the closing price of Valeant stock on the date of grant. The following directors had outstanding stock awards at 2006 fiscal year-end: Mr. Burkhardt (20,120); Mr. Ingram (37,168); Messrs. Koppes, Kugelman, and Melas-Kyriazi (28,848 each); Mr. O’Leary (3,280); Mr. Thurman (21,741); and Ms. Ullian (28,410).

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options previously granted to directors. The following directors had outstanding stock options at 2006 fiscal year-end: Messrs. Burkhardt and Koppes (15,000 each) and Mr. Kugelman (10,000).

(3)	Mr. O’Leary passed away on August 14, 2006.

(4)	Includes restricted stock in lieu of cash for Board fees and Board and Committee meeting fees pursuant to the election of Mr. Ingram and Ms. Ullian. This election was not available to Mr. Ingram or Ms. Ullian for 2007 because of the restatement pending as of December 31, 2006. Therefore, in 2007, all fees will be paid in cash.

(5)	Includes dividend equivalent rights, life insurance and accidental death and dismemberment premiums.

(6)	Mr. Thurman resigned from the Board on April 4, 2006.

(7)	Includes life insurance and accidental death and dismemberment premiums.

Members of the Board, other than employees, were paid an annual fee of $30,000 in 2006, payable quarterly, plus fees of $1,500 for each day of attendance at an in-person Board meeting; $1,500 for each in-person committee meeting attended and $750 for each telephonic meeting attended, except our Finance and Audit Committee members, who were paid a fee of $1,750 for each in-person committee meeting attended and $875 for each telephonic meeting attended. Each committee chair received an additional annual fee of $7,500, payable quarterly, except our Finance and Audit Committee Chair, who received an additional annual fee of $10,000, payable quarterly. Directors are also reimbursed for their out-of-pocket expenses in attending meetings and paid a $1,500 per diem ($750 for four hours or less) for services rendered to us in their capacity as directors apart from meetings. Prior to Mr. Ingram’s appointment as Chairman of the Board, Mr. Koppes served as presiding director. For his services as such, he received $1,250. The Board can change the compensation of directors at any time.

A Special Committee of the Board was formed to review information related to historical stock option granting. The Special Committee members were paid a fee of $1,750 for each in-person meeting attended and $875 for each telephonic meeting. Mr. Koppes and Mr. Melas-Kyriazi were the members of this committee and this committee met ten times in 2006. Mr. Melas-Kyriazi is the Chairman of this committee and was granted 5,000 restricted stock units for his services as such. The restricted stock units were issued two days following the date that the shares underlying the restricted stock units became available for issuance under our applicable registration statement.

Presently, on the date of each annual meeting (including the Annual Meeting), non-employee directors holding office as director after, and giving effect to, the election at the annual meeting, are granted a number of restricted stock units equal to the lesser of (a) $120,000 divided by the per share fair market value on the date of grant, or (b) the economic value of 25,000 options, assuming a strike price equal to the per share fair market value on the date of grant. The economic value of the 25,000 options is calculated using the Black-Scholes option pricing model.

We and Mr. O’Leary agreed to have Mr. O’Leary continue to serve as non-executive Chairman of the Board, effective January 1, 2006. For the period from January 1, 2006 until the 2006 Annual Stockholders Meeting on May 23, 2006 (the “Initial Term”), Mr. O’Leary received a pro-rated retainer of $12,500 and was paid meeting and other fees consistent with the fee schedule generally applicable, as adopted from time to time by the Board of our Company. For the period of May 23, 2006 until his death on August 14, 2006 (the “Subsequent Term”), Mr. O’Leary received the retainer payable to all directors, paid on the schedule generally applicable to directors. In consideration of his service for the Initial Term, we granted Mr. O’Leary 5,000 restricted stock units in December 2005. For the Subsequent Term, as non-executive Chairman, we granted Mr. O’Leary a number of restricted stock units equal in value to $240,000. The restricted stock units granted to Mr. O’Leary as non-executive Chairman were not vested at the date of his death and thus were cancelled.

Mr. Ingram was elected Chairman of the Board on August 14, 2006. The Compensation Committee recommended to the Board, which accepted the recommendation, that Mr. Ingram be granted $40,000 worth of restricted stock units, prorated to reflect his service as Chairman of the Board for less than a full twelve-month period (from August 14, 2006 through the Annual Meeting) and as determined by the per share fair market value of the Company’s Common Stock on August 14, 2006. The restricted stock units were issued two days following the date that the shares underlying the restricted stock units became available for issuance under our applicable registration statement.

Mr. Tyson received compensation in 2006 only in his capacity as President and Chief Executive Officer of our Company. See “Summary Compensation Table.”

COMMITTEE REPORTS

COMPENSATION COMMITTEE REPORT

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of our Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Elaine Ullian, Chairperson
Robert A. Ingram
Lawrence N. Kugelman
Theo Melas-Kyriazi

EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance under
	to Be Issued Upon	Weighted-Average	Equity Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
Plan Category	Outstanding Options	Outstanding Options	Reflected in Column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved By Stockholders	13,351,000	$18.28	11,017,000	(1)
Equity Compensation Plans Not Approved By Stockholders	—	—	—
Total	13,351,000	$18.28	11,017,000

(1)	Includes 6,641,000 shares of Common Stock from our 2003 Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of Messrs. Ingram, Kugelman, and Melas-Kyriazi, and Ms. Ullian, each of whom is a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. None of these members is a current or former officer of our Company. There were no compensation committee interlocks with other companies in 2006 within the meaning of the SEC’s proxy rules.

FINANCE AND AUDIT COMMITTEE

The Report of the Finance and Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

All the members of the Finance and Audit Committee meet the independence and experience requirements of the New York Stock Exchange listing standards and the Securities and Exchange Commission regulations. The Board has also determined that Mr. Theo Melas-Kyriazi meets the requirements for being the “audit committee financial expert,” as defined by regulations of the SEC.

Report of the Finance and Audit Committee

The Finance and Audit Committee, comprised of independent directors, is delegated by the Board to monitor the integrity of our financial statements, the independent accounting firm’s qualifications and independence, the performance of the independent accounting firm and our internal auditors, and our Company’s compliance with legal and regulatory requirements.

Management has primary responsibility for our financial statements and the overall reporting process as well as establishing and maintaining our internal controls. PricewaterhouseCoopers LLP, our independent registered accounting firm (the “independent auditors”) have responsibility for expressing an opinion as to the quality and acceptability of the audited financial statements in accordance with generally accepted accounting principles in the United States and on the effectiveness of our internal controls.

The Finance and Audit Committee met with management and the independent auditors to review and discuss the audited financial statements for the year ended December 31, 2006, as well as management’s assessment of the effectiveness of our internal controls over financial reporting and the independent auditor’s assessment of our internal controls over financial reporting. The independent auditors, as well as the internal auditors had full access to the Finance and Audit Committee, including regular meetings without management present.

The Finance and Audit Committee received from and discussed with the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) confirming their independence. Additionally, the Committee discussed with the independent auditors the matters required by the Codification of Statements on Auditing Standards (SAS 61 and 90).

The Finance and Audit Committee acts only in an oversight capacity and must rely on the information provided to it and on the representations made by management and the independent auditors. Based on the aforementioned reviews and discussions, and the report of the independent auditors, the Committee recommended to the Board that the audited financial statements for the year ended December 31, 2006, be included in our Company’s Annual Report on Form 10-K filing with the Securities and Exchange Commission.

Finance and Audit Committee
Theo Melas-Kyriazi, Chairman
Edward A. Burkhardt
Richard H. Koppes
Lawrence N. Kugelman

CERTAIN TRANSACTIONS

The Director of Consumer Markets for our Company, Richard Cunningham, is Mr. O’Leary’s son-in-law. As Director of Consumer Markets, Mr. Cunningham was paid approximately $267,660 in salary, bonus and commission in 2006. In addition, in 2006 Mr. Cunningham received 2,400 stock options granted at the fair market value at date of grant price of $18.68.

While our Company has not adopted a formal policy for reviewing transactions with “related persons” (directors, director nominees and executive officers or their immediate family members, or stockholders owning 5% or greater of our Company’s outstanding stock) in which the amount exceeds $120,000 and in which the related person has a direct or indirect material interest, our Corporate Compliance Officer oversees our conflict of interest policy, which is part of our Code of Business Conduct and Ethics. Our conflict of interest policy applies to employees and directors and is intended to avoid situations in which any of those persons has a potential or actual conflict of interest with our Company. Under this policy, before engaging in any of the following activities, a director or employee must make full written disclosure to, and receive prior written approval from the Finance and Audit Committee or the applicable senior supervisor, before engaging in any such activity:

•	Ownership by a director or employee or any member of the director’s or employee’s family of a substantial interest in any concern that does business with our Company, whether as a supplier, dealer or customer, or are a competitor (except in the case of a publicly owned corporation whose securities are traded on the open market).

•	Serving as a director, officer, employee, consultant, advisor, or in any other capacity for any business or other organization with which our Company currently (or potentially) has a business relationship or which is, or can expect to become, a competitor of our Company.

•	Engaging in an outside activity with an individual, business or organization which currently (or potentially) has a competitive or business relationship with our Company where such activity is likely to decrease the impartiality, judgment, effectiveness or productivity expected from an employee.

•	Performance by a director or employee or a member of the director’s or employee’s family of services for any outside concern or individual that does business with our Company.

•	Outside employment which conflicts or might be reasonably expected to conflict with the normal duties of the director or employee.

Any director or employee involved in any of the types of relationships described in the conflict of interest policy should immediately and fully disclose the relevant circumstances to the Finance and Audit Committee, in the case of a director, or his or her immediate supervisor, in the case of an employee, or the Corporate Compliance Officer, for a determination as to whether a potential or actual conflict of interest exists. Where appropriate, the Corporate Compliance Officer will bring the potential or actual conflict of interest to the Finance and Audit Committee for its review.

In addition, our executive officers, directors and director nominees complete annual questionnaires intended to identify any related-person transactions. All executive officers, directors and director nominees are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a reportable related-party transaction. Any potential related-person transactions that are identified in the questionnaires are subject to review by the Finance and Audit Committee to determine whether it is advisable for our Company to amend or terminate the transaction. If a member of the Finance and Audit Committee is involved in the transaction, that director will be recused from all discussions and decisions about the transaction. Any such transaction must be approved in advance wherever practicable, and if not practicable, is subject to review as promptly as practicable.

Our Company is studying the advisability of implementing a policy directed more specifically to related-party transactions.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Finance and Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Although our Company is not required to seek stockholder ratification of this appointment, the Board believes it is sound corporate governance to do so. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Finance and Audit Committee will consider the stockholders’ action in determining whether to appoint PricewaterhouseCoopers LLP as our independent accounting firm for 2007. Even if the appointment is ratified, the Finance and Audit Committee, in its discretion, may direct the appointment of different independent accounting firms at any time during the year if they determine that such change would be in the best interests of our Company and our stockholders. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if desired. Further, the representative will be available to respond to appropriate stockholder questions directed to him or her.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors of our Company recommends that the Stockholders vote FOR Proposal No. 2.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2006 and December 31, 2005 for the audit of our consolidated annual financial statements and the reviews of the financial statements included in our Forms 10-Q, the audits of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, the attestation of management’s report on the effectiveness of internal control over financial reporting, or services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, were approximately $5,175,000 and $4,047,000, respectively.

Audit-Related Fees

The aggregate fees billed for assurance and related services rendered by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2006 and December 31, 2005 that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in “Audit Fees” above were $69,000 and $430,000, respectively.

Tax Fees

The aggregate fees billed for tax compliance, tax advice and tax planning services rendered by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2006 and December 31, 2005 were $500,000 and $715,000, respectively.

All Other Fees

In addition to the fees described above, aggregate fees of $11,000 and $27,000 respectively, were billed by PricewaterhouseCoopers LLP during the years ended December 31, 2006, and December 31, 2005 for other services performed.

All other fees related to fees for licenses to a business process best practices database and assistance with a subpoena served on the Company.

All fees described above were either approved by the Finance and Audit Committee or incurred in accordance with the pre-approval policy adopted by the Finance and Audit Committee.

The Finance and Audit Committee pre-approved the audit and non-audit services performed by the independent accounting firm in order to assure that the provision of such services does not impair the accounting firm’s independence. These services include audit services, audit-related services, tax services and other services. The Finance and Audit Committee has adopted a policy for the pre-approval of services provided by the independent accounting firm. Any proposed services exceeding pre-approved levels were pre-approved by the Finance and Audit Committee.

OTHER

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2008 ANNUAL MEETING

Our Certificate of Incorporation provides that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice generally must be delivered to, or mailed and received at, our principal executive offices not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting. However, if less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, then to be timely, notice by the stockholder must be given not later than the close of business on the 10th day following the earlier of (i) the day on which the notice of the date of the meeting was mailed, or (ii) the day on which such public disclosure was made.

In addition, SEC rules provide that a stockholder wishing to include a proposal in the proxy statement for our 2008 annual meeting must submit the proposal so that it is received by us at our principal executive offices (One Enterprise, Aliso Viejo, California 92656, Attention: Secretary) no later than December 26, 2007 in a form that complies with applicable regulations. If the date of the 2008 annual meeting is advanced or delayed more than 30 days from the date of the 2007 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2008 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy statement for the 2008 annual meeting. Upon any determination that the date of the 2008 annual meeting will be advanced or delayed by more than 30 days from the date of the 2007 annual meeting, we will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

SEC rules also govern a company’s ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted by the stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to the Company prior to March 10, 2008, the proxies solicited by the Board for the 2008 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2008 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

Stockholder proposals and nominations must be submitted in conformance with our Certificate of Incorporation and the rules of the Securities and Exchange Commission. The following is a summary of the requirements for submitting a nomination or a proposal in accordance with our Certificate of Incorporation.

Our Certificate of Incorporation requires a stockholder’s notice of a proposed nomination for director to include the following:

•	the name, age, business address or residence address of each proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number (and class) of shares of our stock owned by the proposed nominee;

•	any other information concerning the proposed nominee that we would be required to include in the proxy statement, including the proposed nominees written consent to being named in the proxy statement and to serving as director if elected;

•	the name and address of the stockholder making the nomination, and any other stockholders known to be supporting the nomination, as they appear on our books;

•	the number (and class) of shares of our stock owned by the stockholder and any other stockholders known to be supporting the nomination, on the day of the notice;

•	a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person nominated in the notice; and

•	a description of all arrangements or understandings between the stockholder(s) supporting the nomination and each nominee.

Our Certificate of Incorporation requires a stockholder’s notice of a proposal to be submitted to the stockholders at an annual meeting to include the following:

•	a summary, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address of the stockholder submitting the proposal, and any other stockholders known to be supporting the proposal, as they appear on our books;

•	the number (and class) of shares of our stock owned by the stockholder and any other stockholders known to be supporting the proposal, on the date of the notice;

•	a description, in 500 words or less, of any interest of the stockholder in such proposal; and

•	a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy at the meeting to present the proposal.

ANNUAL REPORT

The Annual Report to Stockholders for the year ended December 31, 2006 (including Form 10-K) is being mailed to stockholders with this Proxy Statement. The Annual Report does not form part of the material for the solicitation of proxies.

PROXY SOLICITATION

The costs of preparing and mailing this Proxy Statement and related Notice and the enclosed form of Proxy will be paid by us. In addition to soliciting proxies by mail, employees of our Company may, at our expense, solicit proxies in person, by telephone, telegraph, courier service, advertisement, telecopier or other electronic means. We have retained Georgeson Inc. (“Georgeson”) to assist in the solicitation of proxies. We will pay fees to Georgeson not to exceed $9,000, plus reasonable out-of-pocket expenses incurred by them. We will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining their instructions.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, or direct your written request to Valeant Pharmaceuticals International, Attn: Investor Relations, One Enterprise, Aliso Viejo, California 92656. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

MISCELLANEOUS

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the Board, the persons named as Proxyholders and acting thereunder intend to vote the share represented by the Proxies on such matters in accordance with the recommendation of the Board and the authority to do so is included in the Proxy.

As of the date this Proxy Statement goes to press, the Board of Directors knows of no other matters which are likely to come before the Annual Meeting.

By Order of the Board of Directors,

Robert A. Ingram
Chairman of the Board

Aliso Viejo, California
April 24, 2007

WE WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, VALEANT PHARMACEUTICALS INTERNATIONAL, ONE ENTERPRISE, ALISO VIEJO, CALIFORNIA 92656. THE ANNUAL REPORT IS ALSO AVAILABLE FREE OF CHARGE ON THE COMPANY WEBSITE: WWW.VALEANT.COM

ANNEX A

CORPORATE GOVERNANCE GUIDELINES

PURPOSE

The primary objective of Valeant Pharmaceuticals International (“Company”) is to maximize stockholder value over the long term while adhering to the laws of the jurisdictions within which it operates and observing the highest ethical standards.

SELECTION AND COMPOSITION OF THE BOARD

I.	Corporate Governance/Nominating Committee

As a permanent part of the structure of the Board of Directors (“Board”) there will be a standing Corporate Governance/Nominating Committee responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and selecting or recommending that the Board select, the Director nominees for the next annual meeting of shareholders, as well as developing and recommending to the Board a set of corporate governance guidelines applicable to the corporation and overseeing the evaluation of the Board. The Committee shall review the composition of the Board for the appropriate skills and characteristics required of members of the Board in the context of the then current make-up of the Board. This assessment should include consideration of issues of judgment, integrity, diversity and skills, including, but not limited to, understanding the business of the Company and possessing a relevant international background — all in the context of an assessment of the perceived needs of the Board at that point in time. The Committee is open to consider recommendations from all interested parties.

II.	Compensation Committee

As a permanent part of the structure of the Board there will be a standing Compensation Committee responsible for reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the CEO’s compensation level based on this evaluation. The Committee shall also make recommendations to the Board with respect to non-CEO executive officer compensation, and incentive compensation and equity-based plans that are subject to Board approval. Additionally, the Committee is responsible for producing a Compensation Committee report on executive officer compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

III.	Finance & Audit Committee

As a permanent part of the structure of the Board there will be a standing Finance & Audit Committee responsible for, at least annually, obtaining and reviewing a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company. In addition, the Committee must meet the requirements set out in Rule 10-A-3(b)(2), (3), (4) and (5) of the Exchange Act.

IV.	Selection and Orientation of New Directors

The Board shall be responsible for selecting its own members and in recommending them for presentation to the stockholders for election. The Board delegates the screening process involved to the Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee will recommend to the Board the names of prospective Board members. The Board will review and act on these recommendations, forwarding them to the shareholders where appropriate. The Board and the Company have a complete orientation process for new Directors that includes background material, meetings with senior management, and visits to Company facilities.

V.	Director Education

A Director must attend at least one accredited outside Director Education session every three years following their election, which session shall be pre-approved by the Chairman of the Board. In addition, all Directors are strongly encouraged to participate in at least one accredited, Chairman-approved, Director education session annually.

VI.	Corporate Governance/Nominating Committee Review of Board and Majority Vote Guidelines

The Corporate Governance/Nominating Committee, after consultation with the Chairman of the Board and the Chief Executive Officer, will formally review each Director’s continuation on the Board every three years, preceding renomination.

In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must tender an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast, and (ii) acceptance of the resignation by the Board.

BOARD LEADERSHIP

VII.	Chairman, Chief Executive Officer and Lead Director

The Board believes it is desirable that the role of Chairman and Chief Executive Officer should not be combined in one individual. However, from time to time it may be desirable, in certain circumstances, to combine these roles in one individual. Whenever the Chairman and Chief Executive Officer roles are combined, then the Board shall appoint a Lead Director to preside over the non-management sessions of the Board.

VIII.	Executive Sessions of Non-Management Directors

The Chairman will call for and preside over meetings of the non-management Directors at each regularly scheduled Board meeting.

IX.	Mix of Management and Independent Directors

The Board believes that, as a matter of policy, there should be a substantial majority of Independent Directors on the Board.

BOARD COMPOSITION AND PERFORMANCE

X.	Board Definition of What Constitutes Independence for Directors

The definition of “independent director” will be in accordance with the guidelines of the New York Stock Exchange (“Independent Director”). No director will be deemed independent unless the Board affirmatively determines that the director has no material relationship with the Company. To assist in meeting this objective, the Board has adopted certain specific categorical standards to ascertain whether a director has a material relationship with the Company, either directly or as a partner, shareholder or officer of an organization, its parent or a consolidated subsidiary that has a relationship with the Company.

The following will be cause for disqualifications of independence:

(a)	a director who is an employee, or whose immediate family member is an executive officer, of the Company, its parent or a consolidated subsidiary (other than employment as interim Chairman or CEO), until three years after the end of such employment relationship;

(b)	a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, its parent or a consolidated subsidiary, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service) (and other than compensation for service as interim Chairman or CEO or received by an immediate family member for service as a non-executive employee), until three years after he or she ceases to receive more than $100,000 per year in such compensation;

(c)	a director who is affiliated with or employed, or whose immediate family member is affiliated with or employed in a professional capacity, by a present or former internal or external auditor of the Company, its parent or a consolidated subsidiary, until three years after the end of the affiliation or the employment or auditing relationship;

(d)	a director who is an executive officer, or whose immediate family member is an executive officer, of another company whose compensation committee’s membership includes an executive officer of the Company, its parent or a consolidated subsidiary is not independent until three years after the end of such service or the employment relationship;

(e)	a director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

The following will not be considered a material relationship:

(a)	if a director, within the preceding three years, serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization have not exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

For relationships not covered by the aforementioned categorical standards, the determination of the existence of a material relationship shall be made by those Board members who satisfy the independence guidelines as defined above.

XI.	Director Responsibilities

The Board represents and oversees the interests of shareholders of the Company. Director responsibilities include:

•	review, approval and monitoring of critical business, financial strategies and corporate objectives;

•	assessing major risks facing the Company and providing strategies to ameliorate those risks;

•	overseeing processes designed to ensure Company compliance with applicable laws, regulations and corporate policies;

•	adopt policies of ethical conduct and monitor compliance with those policies;

•	monitoring the effectiveness of the Company’s internal controls;

•	review, approval and monitoring of major corporate actions;

•	overseeing processes designed to ensure the accuracy and completeness of the company’s financial reporting;
•	overseeing succession planning for the chief executive officer;
•	overseeing the compensation of the Company’s principal officers elected by the Board;
•	providing counsel and assistance to the Company’s leadership.

XII.	Stock Ownership Requirement for Directors

Effective January 1, 2004, each Director must own at least three times their annual retainer within four years. This amount includes values attributable to options. New Board members must meet this requirement within four years of their initial service date.

XIII.	Former Chairman/Chief Executive Officer’s Board Membership

The Board believes this arrangement is a matter to be decided in each individual instance. When the Chairman of the Board or Chief Executive Officer resigns from that position, he/she should submit his/her resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter for discussion at that time with the new Chairman of the Board or Chief Executive Officer and the Board.

XIV.	Director Job Status Change

If the occupation, career, or principal business activity of a director materially changes such that the director’s occupation, career or principal business activity is significantly different from, or operates at a significantly reduced level from, the roles and responsibilities described in the proxy for the year in which the director was last elected as a Board member, the director shall offer to resign from the Board. The Board shall determine whether to accept the resignation or ask that the director continue to serve on the Board.

XV.	Chief Executive Officer Outside Board Membership

The Chief Executive Officer shall obtain Board approval prior to accepting a nomination to the board of directors of any publicly-traded company. Additionally, the Chief Executive Officer shall not serve as a member of the board of directors of more than one publicly-traded company other than the Company.

XVI.	Director Membership on Additional Boards

It is the policy of the Company that Company Directors do not serve on the board of directors of more than five public companies in addition to the Company. The Corporate Governance/Nominating Committee may recommend an exception to this policy to the Board upon application of a Director, which application must be submitted to the Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee shall review the matter and make a recommendation to the Board, which shall grant or deny the exception, in its discretion.

XVII.	Term Limits

No Director shall be nominated to serve for more than five three-year terms.

XVIII.	Board Compensation

It is appropriate for the staff of the Company to report periodically to the Compensation Committee on the status of Board compensation in relation to other companies. As part of a Director’s total compensation and to create a direct linkage with corporate performance, the Board believes that a meaningful portion of a Director’s compensation should be held in restricted stock units (RSUs) or shares of the Company. Changes in Board compensation, if any, should come at the suggestion of the Compensation Committee, but with concurrence by the Board.

XIX.	Board’s Interaction with Investors, Media and the Public

The Chief Executive Officer and/or his/her designees are authorized to speak on behalf of the Company. The Chairman of the Board or individual Board members may, from time to time, be asked by the Chief Executive Officer to speak on behalf of the Company with various constituencies.

XX.	Annual Meeting Participation

The Board considers it important for Board members to be present and available to shareholders at the Company’s Annual Meeting. Directors are expected to attend the Company’s Annual Meeting.

BOARD RELATIONSHIP TO SENIOR MANAGEMENT

XXI.	Regular Attendance of Non-Directors at Board Meetings

The Board welcomes the regular attendance at each Board meeting of non-Board members who are in the most senior management positions of the Company.

XXII.	Board Access to Senior Management

Board members will have complete access to the Company’s management. It is assumed that Board members will use proper judgment to be sure that this contact is not distracting to the business operation of the Company. Accordingly, the Board is encouraged to coordinate these communications with the Chief Executive Officer. The attendance at Board meetings of non-members of the Board will be at the discretion of the Board. In the normal course of business, the Chairman of the Board, in consultation with the Chief Executive Officer, will invite appropriate management and non-directors to the meetings.

XXIII.	Selection of Agenda Items for Board Meetings

The Chairman, in consultation with the Chief Executive Officer will establish the agenda for each Board meeting. Each Board member is free to suggest to the Chairman the inclusion of items on the agenda.

XXIV.	Board Materials Distributed in Advance

Information and data that is important to the Board’s understanding of the business to be addressed at the meeting will be distributed in writing to the Board before the Board meets. Management will make every attempt to see that this material is as complete and brief as possible while still providing the desired information. The material should be available 5 days in advance of the proposed or scheduled date of the meeting.

COMMITTEE MATTERS

XXV.	Number, Structure and Independence of Committees

From time to time, the Board may want to form a new committee or disband a current committee depending upon the circumstances. Each committee will have a charter approved by the Board. The current standing committees are Corporate Governance/Nominating, Compensation, and Finance and Audit. Membership in the Corporate Governance/Nominating, Compensation and Finance and Audit Committees will consist only of Independent Directors.

XXVI.	Assignment and Rotation of Committee Members

The Board believes that the corporate governance process is facilitated by an active and involved committee structure. The Board believes that the periodic rotation of committee chairmanships and memberships is in the best interests of the Company and its stockholders. The Chairman of the Board, after consultation with other members of the Board and the Chief Executive Officer, will consider the assignment of committee memberships and chairmanships and submit his/her nominees to the full Board for approval. All Board members will participate in the Committee structure of the Board.

XXVII.	Committee Agendas

The chairman of a committee, in consultation with the appropriate members of the committee and management, will develop the committee agendas.

LEADERSHIP DEVELOPMENT

XXVIII.	Formal Evaluation of the Chairman and Chief Executive Officer

The Chairman of the Board, with input from all Board members, will manage the performance evaluation of the Chief Executive Officer at least annually and communicate his/her recommendations in writing to the Compensation Committee . The Compensation Committee will prepare a written compensation recommendation for action by the full Board.

XXIX.	Board Evaluation

The Corporate Governance/Nominating Committee will be responsible for the coordination of an annual self-evaluation of the Board’s performance and procedures to determine whether it and its committees are functioning effectively, and will report the results of the evaluation to the Board. The Board approved the Board Assessment Workplan attached hereto as Annex B.

XXX.	Succession Planning

Succession planning will include policies and principles for CEO selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the chief executive officer. Succession planning should also be considered on a continuing basis for all senior managers in the event he/she may be unexpectedly unable to serve or found unqualified for promotion. The Board, through the Governance/Nominating Committee, will review the succession plans on an annual basis.

XXXI.	Independent Advice

The Board or, a committee may seek legal or other expert advice from a source independent of management. Generally, this engagement would be with the knowledge of both the Chief Executive Officer and the Chairman of the Board.

XXXII.	Corporate Reporting and Communications Helpline

Any shareholder or interested party wishing to communicate with the Board or with a specific director, may do so by accessing the Company’s helpline in the United States and Canada by calling (800) 461-9330, or internationally by dialing collect to (720) 514-4400. The information will be relayed to the Company’s Chief Governance Officer & Corporate Secretary for coordination of delivery to the Board or specific director.

The Company has established an anonymous reporting process via the corporate helpline at (800) 461-9330 in the United States and Canada, or a collect call can be placed internationally at (720) 514-4400 for reporting by any employee or shareholder of concerns relative to unethical or inappropriate behavior on the part of a Company employee or matters regarding suspected unethical financial practices.

REVISION OF GUIDELINES

These guidelines may be altered from time to time by recommendation of the Governance/Nominating Committee and the approval of the full Board.

ANNEX B

BOARD AND COMMITTEE ASSESSMENT PROCESS AND WORKPLAN

This Workplan has been approved by the Board of Directors to guide the Board assessment process through various stages. The plan includes several phases through 2006, which incorporate enhancements and evolve to expand the scope of the yearly assessment process. It is anticipated that this Plan will be reviewed on an on-going basis to ensure that the Plan encompasses opportunities for improvement as appropriate.

		Focus Group(s)	Individual Evaluator(s)	Feedback
I	2003	Board	Board Members	Full Board
		Chairman and Lead Director	Board Members	Chairman and Lead Director
II	2004	Board	Board Members	Full Board
		Board Committees	Members of Respective Committees	Individual Committees
		Chairman and Lead Director	Board Members	Chairman and Lead Director
III	2005	Board	Board Members	Full Board
		Board Committees	Board Members and Members of Respective Committees	Full Board and Individual Committees
		Chairman and Lead Director	Board Members	Chairman and Lead Director
IV	2006	Board	Board Members	Full Board
		Board Committees	Board Members and Members of Respective Committees	Full Board and Individual Committees
		Chairman	Board Members	Full Board and Chairman
		Individual Board Members	All Board Members (Peer Review)	Individual Board Members

Note: Effective in August, 2006 the Board appointed an independent Director as Chairman, thereby eliminating the need for a Lead Director.

B-1

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

VALEANT PHARMACEUTICALS INTERNATIONAL
ONE ENTERPRISE, ALSO VIEJO, CALIFORNIA 92656
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VALEANT PHARMACEUTICALS INTERNATIONAL

P R O X Y

The undersigned hereby appoints each of Robert A. Ingram and Christina de Vaca, together and separately, as Proxyholders, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, without duplication, as designated below, all the shares of common stock of Valeant Pharmaceuticals International (the “Company”) held of record by the undersigned on April 10, 2007 at the Annual Meeting of Stockholders to be held at 1:00 p.m., local time, on May 22, 2007, and any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote “FOR” the nominees to the Board of Directors listed on the reverse side of this proxy card and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company, to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended. This proxy confers discretionary authority to vote on any other matter, if any, that may properly come before the meeting. This proxy shall be voted in accordance with the recommendations of the Board of Directors with respect to such other matters that may be properly brought before the annual meeting or any continuation, adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

This proxy revokes all prior proxies given by the undersigned with respect to matters covered by this proxy and the voting of shares of common stock at the 2007 Annual Meeting of Stockholders.

(Continued, and to be signed, on the reverse side.)

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-381-4017, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 5:00 p.m., Eastern Daylight Time, on May 21, 2007.
INTERNET VOTING
Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 p.m., Eastern Daylight Time, on May 21, 2007.
VOTING BY MAIL
Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson, Inc. Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITS NOMINEES
TO THE BOARD OF DIRECTORS AND “FOR” PROPOSAL 2.

1.	Election of three persons to the Board of Directors of the Company. Nominees: Norma Ann Provencio, Timothy C. Tyson and Elaine Ullian	FOR ALL NOMINEES LISTED		WITHHOLD AUTHORITY FOR ALL NOMINEES LISTED
		☐		☐
Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the following space.

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for our Company.	☐	☐	☐

3.	Other Business. In the Proxyholders’ discretion, to vote on any other matter as properly may come before the meeting and any continuation, postponement or adjournment thereof.

The undersigned acknowledges receipt of the copy of the Notice of Annual Meeting and Proxy Statement (with enclosures and attachments) of our Company relating to the 2007 Annual Meeting of Stockholders.

The board of directors recommends that you vote “FOR” the election of each of the nominees in Proposal No. 1 and “FOR” the ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm. All proposals to be acted upon are proposals of the Company. If any other business is properly presented at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the board of directors, this proxy shall be voted by the proxyholders in accordance with the recommendations of the board of directors. At the date this proxy statement went to press, we did not anticipate any other matters would be raised at the annual meeting.

THE BOARD OF DIRECTORS OF THE COMPANY
RECOMMENDS THAT YOU SIGN,
DATE AND MAIL THIS PROXY CARD TODAY.

Date		, 2007

Signature(s)

Signature(s)

     Please date this Proxy and sign exactly as your name appears herein. When there is more than one owner, all must sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or partner, sign full title as such. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.